EXHIBIT 4 (a)  Form of Annuity Contract

                               [FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]

                                A STOCK COMPANY
                                OLD MUTUAL FINANCIAL NETWORK SEPARATE ACCOUNT VA HOME OFFICE: [BALTIMORE, MARYLAND]




                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                   Investment Experience Reflected in Benefits
         Variable and Fixed Interest Accumulation Before Annuity Date (
             According to Your Allocation and if Attached by Rider)
                Annuity Payments Payable in Fixed Dollar Amounts
          Guaranteed Death Benefit Proceeds Payable Before Annuity Date
                                Nonparticipating


You have purchased an annuity Policy. This Policy is issued in consideration of the application and payment of the initial premium.

READ YOUR POLICY CAREFULLY. This Policy is part of a legal contract between the Owner and the Company. It is evidence of your benefits under the Policy. Its terms are contained on this page and those which follow. References to features and benefits not fully described herein may be provided by rider(s) attached to and made a part of this Policy.

RIGHT TO CANCEL. IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS POLICY AND IT MEETS YOUR GOALS. IF YOU DECIDE NOT TO KEEP THIS POLICY, RETURN IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT MAY BE RETURNED TO ANY OF OUR AGENTS OR IT MAY BE MAILED TO US. THE RETURN OF THIS POLICY WILL VOID IT FROM THE BEGINNING. IF ALLOWED BY STATE LAW, THE AMOUNT OF THE REFUND WILL EQUAL ANY PREMIUMS PAID LESS WITHDRAWALS, ADJUSTED BY INVESTMENT GAINS AND LOSSES. OTHERWISE, THE AMOUNT OF REFUND WILL BE THE PREMIUMS PAID LESS WITHDRAWALS.

You may allocate premiums among subaccounts of the Old Mutual Financial Network Separate Account VA (the Separate Account) and any fixed interest options. Any amounts directed into one or more of the subaccounts will reflect the investment experience of those subaccounts. THE AMOUNTS ADDED TO ANY SUBACCOUNTS PROVIDED UNDER THIS POLICY ARE ON A VARIABLE BASIS, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. YOU HAVE THE INVESTMENT RISK INCLUDING LOSS OF PRINCIPAL.

Any payments and values provided by any fixed interest option are guaranteed by us as described in the Policy. Carefully review this Policy for limitations. Cancellation may result in a substantial penalty known as a withdrawal charge.


Signed for the Company.


/s/ Bruce G. Parker, Jr.
---------------------------------
       President




AGENT NAME AND ADDRESS:   (IF APPLICABLE)  Countersigned at:
                          City:                   State:         Date:
                               ------------------       ---------     ----------
                          By Agent:
                                   ---------------------------------------------

      TABLE OF CONTENTS

    ANNUITY   BENEFITS  ..........  ..........  ..........  ..........  13 -17
    ANNUITY  OPTIONS ..........  ..........  ..............  ......... 13 - 17
    BENEFICIARY   ..........  ..........  ....   ..........   ..........   ..7
    DEATH  BENEFIT  ..........  ..........    ..........  ..........  .12 - 13
    DEFINITIONS   ..........  ..........  .......... ......   ...........5 - 6
    FEES,  CHARGES,  DEDUCTIONS  .......... .......... .......... .........  9
    GENERAL  PROVISIONS  ..........  .......... ..........  ..........  .6 - 7
    INFORMATION  PAGE ..........  ..........  ..........  ..........  ...3 - 4
    OWNERSHIP   ..........  ..........  ..........   ..........   .......... 7
    OVERVIEW   ..........   ..........   ..........   ..........   ..........2
    PREMIUMS   ..........  ..........   ..........   ..........   .......... 7
    SUBACCOUNT  INVESTMENT  OPTIONS  ..........  ..........  ..........  ....8
    TRANSFERS    ..........   ..........   ..........    ..........    .....10
    VALUES  ..........   ..........   ..........   ..........   ........8 -- 9
    WITHDRAWALS   ..........  ..........  ..........   ..........   ........11


--------------------------------------------------------------------------------

      OVERVIEW

This is a variable annuity Policy offering a variety of investment options. After an initial premium, you may make additional premium payments at your discretion, subject to minimum premium requirements. You may allocate all or part of your premiums among any subaccounts and any fixed interest options. Your value will go up or down based on any investments allocated to the subaccounts.

As a deferred annuity, your Policy has an accumulation (or deferral) phase and an annuity income phase. During the accumulation phase, earnings left in the Policy are not taxed, you can invest additional premiums into the Policy, transfer amounts among the options, and withdraw some or all of the Contract Value (subject to any restrictions, fees, or charges as described in the then current Separate Account's prospectus for Policy and riders). Your premium(s) and any interest credited thereon accumulate until the annuity date. If you die during the accumulation phase, a death benefit is payable.

The accumulation phase ends and the annuity income phase begins on a date you select. This Policy will be issued with an annuity date, which is the later of: the anniversary nearest the annuitant's, or the oldest annuitant's if a second annuitant is named, 90th birthday; or 14 years from the date of issue.
In no event may the annuity date be later than the Policy anniversary following the annuitant's (or the oldest annuitant's if a second annuitant is named) 100th birthday. If you requested a specific annuity date on the application, that date is shown. You may change the annuity date by Written Request before it actually begins, provided it does not extend beyond the anniversary following the oldest annuitant's 100th birthday, or earlier, as required by any applicable state law. During the annuity income phase, we will make periodic annuity payments to you or to a person you select. On the annuity date, we will apply the withdrawal value to the annuity option in effect. You may select payments that are guaranteed to last for the annuitant's entire life or for some other period. Annuity payments are in fixed dollar amounts. Some or all of each payment will be taxable.

INFORMATION PAGE

-------------------------------------- ---------------------------------- ------------------------------------------
Policy Number:   [0000000]
-------------------------------------- ---------------------------------- ------------------------------------------
Owner(s) Name(s): [John Harford]       Birth Date(s): [February 01, 1969]  Social Security  Number(s): [111-11-1111]
                  [Mary Doe]                          [March 03, 1969]                                 [###-##-####]
-------------------------------------- ---------------------------------- ------------------------------------------
Annuitant(s) Name(s):  [John Doe]      Birth Date(s): [February 01, 1969]  Date of Issue: [December 1, 2006]
                       [Mary Harford]                 [March 05, 1969]     Policy Anniversary: [December 1st]
-------------------------------------- ---------------------------------- ------------------------------------------
Annuitant's Sex:       [Male]          Joint Annuitant's Sex: [Female]     Annuity Date: [December 1, 2069]

[Beneficiary:  Beneficiary is as named in the application or in the most recent  beneficiary change sent to our home office.]
-------------------------------------------------------------------------------------------------------------------
            (SECOND NAMED ANNUITANT, IF ANY, IS THE JOINT OR CONTINGENT ANNUITANT, AS APPLICABLE.)


[Annuity  Option:  Option 2. Life Income With A  Guaranteed  Period of 10 Years (This  annuity  option is described in the annuity Benefits section.)]

------------------------------ ----------------- ---------------------- ------------------------
OPTIONS                         INITIAL PREMIUM   ALLOCATION PERCENTAGE  INTEREST RATE GUARANTEE
                                   ALLOCATED
------------------------------ ----------------- ---------------------- ------------------------
 [FIXED INTEREST^]                 [$10,000]              [20%]           [2.25% for 12 months]
------------------------------ ----------------- ---------------------- ------------------------
 [6 MONTH DOLLAR COST              [$10,000]              [20%]           [3.75% for 6 months]
  AVERAGING FIXED INTEREST^]
------------------------------ ----------------- ---------------------- ------------------------
 [12 MONTH DOLLAR COST             [$10,000]              [20%]           [4.75% for 12 months]
  AVERAGING FIXED INTEREST^]
------------------------------ ----------------- ---------------------- ------------------------
[SUBACCOUNTS^^]                    [$20,000]              [40%]                   [NA]
------------------------------ ----------------- ---------------------- --------------------------
[Total Contract Value/Initial
Premium Paid:                       $50,000                100%]

[^Any additional premiums paid will be credited with the then current interest rate and will be guaranteed for the same period of time that the initial rate was guaranteed. The guaranteed minimum interest rate is [1.00-3.00%] annually.]

[^^Subaccounts options are not guaranteed and may be changed by the Company subject to applicable state and federal law.]

 [Accumulation Bonus: 3.00% of Contract Value as of the last day of the 4th Policy year is credited to Policy subaccount value on a pro-rata basis as of the first day of the 5th Policy year. Thereafter, 1.00% of Contract Value as of the last day of each subsequent Policy year is credited to Policy subaccount value on a pro-rata basis as of the first day of the next Policy year. ]

[Guaranteed Minimum Death Benefit (GMDB): The GMDB accumulates at a 5.00% annual rate until Owner's age 80 (not to exceed premiums paid, less adjusted withdrawals multiplied by 200%.) Withdrawal Limit: 5.00%.]

[Guaranteed Minimum Withdrawal Benefit (GMWB):  5.00%.  ]

[Free Withdrawal of Contract Value: Applicable during the final 30 days of the 4th Policy year.]


THE INFORMATION REGARDING THE OWNER, BENEFICIARY, ANNUITANT, ANNUITY OPTION, AND ANNUITY DATE IS SUBJECT TO ANY CHANGE SUBMITTED AND ON RECORD.

[ACCOUNT PROTECTION PACKAGE]
>> [Package includes GMWB and GMDB features. These features are provided by rider and can only be purchased together as a part of this package.] [Fees: single owner: 0.85% annually; joint spousal owner: 0.95% annually.]
       [This package fee may be increased (and may continue upon any spousal continuation) subject to a guaranteed maximum fee of 1.15% annually. This package terminates at your Written Request; when any requirement is violated; or when annuity payments start. ]

[ACCOUNT ENHANCEMENT PACKAGE]
>> [Package includes Accumulation Bonus, Free Withdrawal of Contract Value, and Free Withdrawal(s) features. These features are provided by rider and can only be purchased together as a part of this package.] [Fee: 0.45% annually.]
        [This package fee may be increased (and will continue upon any spousal continuation) subject to a guaranteed maximum fee of 1.00% annually. This package terminates when annuity payments start. ]

FEES, CHARGES, AND LIMITATIONS
---------------------------------------- ----------- ---------------- ---------------------
TYPES                                     AMOUNT          MAXIMUM      FREQUENCY
---------------------------------------- ----------- ---------------- ---------------------
[Policy Fee (Waived as long as             $00.00      $50.00           Annually
Contract Value exceeds $50,000.)]
---------------------------------------- ----------- ---------------- ---------------------
[Mortality and Expense Charge (M&E)          1.55%       2.00%         Annually; deducted
                                                                       daily.]
---------------------------------------- ----------- ---------------- ---------------------
[Transfer Fee                              $20.00         NA           Per transfer, in
                                                                       excess of 20 a year.]
---------------------------------------- ----------- ---------------- ---------------------
[Minimum Transfer Amount                  $500.00         NA               NA]
---------------------------------------- ----------- ---------------- ---------------------
[Minimum Additional Premium/Minimum        $50.00         NA               NA
 Premium Allocation]
---------------------------------------- ----------- ---------------- ---------------------
[Minimum Contract Value                 $2,000.00         NA               NA]
---------------------------------------- ----------- ---------------- ---------------------
[Minimum Option Value                     $500.00         NA               NA]
---------------------------------------- ----------- ---------------- ---------------------

WITHDRAWAL CHARGES:                          YEARS SINCE RECEIPT OF PREMIUM

---------- -------- ------ -------- -------- ------ --------- -------- -------- ------- -------
 Year 1    Year 2   Year 3  Year 4   Year 5  Year 6  Year 7    Year 8   Year 9  Year 10 Year 11
---------- -------- ------ -------- -------- ------ --------- -------- -------- ------- -------
  9.0%       9.0%    8.0%    7.0%     6.0%    5.0%     4.0%     3.0%     2.0%     1.0%     0%
---------- -------- ------ -------- -------- ------ --------- -------- -------- ------- -------

RIDERS AND ENDORSEMENTS ATTACHED:
o       [Fixed Interest Option Rider, FGL FIAOVA (2006)]
o       [Dollar Cost Averaging Rider, FGL DCAVA 2006]
o       [Accumulation Bonus Rider, FGL PBVA (2006) ]
o       [Guaranteed Minimum Death Benefit Rider, FGL GMDBVA (2006) ]
o       [Guaranteed Minimum Withdrawal Benefit Rider, FGL GMWBVA (2006)]
o       [Free Withdrawal of Contract Value Rider, FGL FSVA-WAV (2006)]
o       [Free Withdrawal(s) - 10% Rider, FGL FSPWVA (2006)   ]
o       [Free Withdrawal(s) Rider, FGL FSPW1VA (2006)]
o       [Nursing Home Rider, FGL NHVA 2006]
o       [Terminal Illness Rider, FGL TIVA 2006]
o       [Waiver of Withdrawal Charge - Annuitization Rider, FGL WAVA 2006]

DEFINITIONS


ACCUMULATION UNITS
These are accounting units of measure used to calculate the Contract Value allocated to any subaccounts during the accumulation phase of this Policy.

AGE
Any provisions referring to age mean the age at the last birthday.

ANNUITANT
The natural person on whose life the amount and duration of annuity payments may depend. A joint annuitant or a contingent annuitant is second person on whose life the amount and duration of annuity payments may depend. The annuitant may not be changed on or after the annuity date or while any applicable account protection package is in effect.

ANNUITY DATE
The date the annuity payments begin and is shown on the Information page. The annuity option and the amount and frequency of annuity payments become fixed on this date. You may change this date prior to receiving annuity payments.

ANNUITY OPTION
One of the annuity options described in the ANNUITY BENEFITS section.

BENEFICIARY
The person last named by the Owner or his or her designee to receive the proceeds upon the death of the Owner. The beneficiary or contingent beneficiary may also become the Owner of this Policy as described under the DEATH OF OWNER provision in the DEATH BENEFIT section.

BUSINESS DAY
Any day on which the value of an amount invested in a subaccount is required to be determined by applicable law which currently includes each day that both the New York Stock Exchange is open for trading and our administrative offices are open. If any transaction or event under this Policy is scheduled to occur on a day that does not exist in a given calendar period, or on a day that is not a business day, such transaction or event will be deemed to occur on the next following business day, unless otherwise stated.

CALENDAR YEAR
A one-year period beginning January 1 and ending December 31.

CODE
The Internal Revenue Code, as amended. All references in this Policy or in any attached rider, to any section of the Code or regulations include any amended or successor sections or regulations, as appropriate or required.

DATE OF ISSUE
The date we issued the Policy is shown on the Information page. Policy months, quarters, semiannual periods, years, and anniversaries are measured from this date. If applicable, any references to prior anniversaries before the first mean the date of issue.

FIRST IN/FIRST OUT "FIFO"
For purposes of withdrawals, the oldest premium per option allocation is considered withdrawn first, the next oldest premium is considered withdrawn next, and so on (a "first in, first out," or "FIFO," procedure).

GENERAL ACCOUNT
The account consists of our assets, other than those assets allocated to any other separate account.

NONNATURAL PERSON
A corporation, trust, estate, partnership, or other non-individual.

OWNER
The person named in the application or in the most recent change on record entitled to Ownership rights stated in this Policy. "Owner" includes any person who succeeds to the Ownership rights of this Policy under the DEATH OF OWNER provision in the DEATH BENEFIT section.

POLICY ANNIVERSARY
The Policy anniversary is the day and month that coincide with the date of issue in subsequent years after issue. References to the "prior Policy anniversary" during the first year following the date of issue shall be deemed to refer to the date of issue.

QUALIFIED PLANS
The trustee of a plan qualified under section 401(a) of the Code may own this Policy as a plan investment. However, the trustee may not transfer ownership of this Policy to any participant under such a plan to provide plan benefits.

SEC
The Securities and Exchange Commission.

SEPARATE ACCOUNT
An account established by the Company to use for its financial investments.

SUBACCOUNT
This is a division within the separate account for which accumulation units are separately maintained. Each subaccount corresponds to a single underlying non-publicly traded portfolio.

WE, OUR, US, COMPANY
[Fidelity and Guaranty Life Insurance Company.]

WRITTEN REQUEST
A request written to us and received by us on a form satisfactory to us.

YOU, YOUR
The Owner.

COMPLIANCE WITH INTERNAL REVENUE CODE
This Policy will be interpreted in a manner consistent with the requirements of the Code section 72(s).

We reserve the right to amend this Policy from time to time to comply with any changes in the Code, regulations issued thereunder, and administrative rulings. Any such amendment will be promptly mailed to you at your last known address. We do not accept responsibility for the tax treatment of this Policy. You should consult your tax advisor.

CONFORMITY WITH STATUES
If any provision in this Policy is in conflict with the laws of the state which govern this Policy, the provision will be deemed to be amended to conform with such laws.

GENERAL PROVISIONS

Any reference to annuitant, joint annuitant, beneficiary, contingent beneficiary, irrevocable beneficiary, Owner, contingent owner, and/or payee, ay include multiple persons.

ASSIGNMENT
Before the annuity date, You may assign all rights and benefits under this Policy. We will not be responsible for the validity or sufficiency of any assignment. To be binding on us, an executed assignment must be by Written Request and consented to by any irrevocable beneficiary. Your rights and any beneficiary's interest will be subject to the assignment. Assignment of this Policy may subject you to income and gift tax.

CHANGES TO POLICY
After we receive and record a Written Request for a change in Owner, annuitant, or beneficiary, the change will take effect on the date the request was originally signed, even if the Owner who signed the request has since died. The change will be subject to any payments made or actions taken by us before the Written Request for change was received and recorded.

We may require the return of this Policy for endorsement or otherwise in the event of a change in Owner, annuitant, beneficiary, annuity option, or other change. We reserve the right to issue a revised Information page in the event of any change to this Policy.

ENTIRE CONTRACT
The entire contract consists of:
o This Policy;
o The application, a copy of which is attached and made a part of this Policy;
  and
o All amendments, endorsements, riders or revised Information page(s) which are attached to or mailed to your last known address.

Only the President, the Secretary, or a Vice President in our home office can agree to change or waive any provisions which are part of the entire contract. The change or waiver must be in writing.

INCONTESTABILITY
We will not contest this Policy after the date of issue, except as provided in the MISSTATEMENT OF BIRTH DATE OR SEX provision.

NOTIFICATION OF DEATH
The death of any Owner or annuitant must be reported to us immediately. We are entitled to recover immediately any overpayments made because of a failure to notify us of any such death. We are not responsible for any incorrect payments which result from a failure to immediately notify us of the death of any Owner or annuitant. From time to time, we may require proof that the Owner or annuitant is still alive and may withhold any payments until such proof is received by us.

PROTECTION OF BENEFITS
Only you can assign, encumber, or pledge any benefit paid under this Policy. To the extent permitted by law, no benefit paid, or to become payable, will be subject to any claim or process of law by any creditor.

STATEMENT OF  VALUES
At least quarterly, we will send you a report with your current values, including any premiums received, transfers, withdrawals, withdrawal charges, any charges or fees incurred since the last report, and any other information that may be requested.

TERMINATION
If you have paid no premiums during the prior 36-month period, if the withdrawal value is less than $2,000, or if any annuity payment would be less than $100.00, we reserve the right to pay your withdrawal value in a lump sum. We will not impose a withdrawal charge on involuntary terminations.

OWNERSHIP

OWNERSHIP RIGHTS
This Policy belongs to you.  During your lifetime, you may:
o   Exercise any of the rights under this Policy.
o   Assign this Policy.
o   Subject to our agreement, change or amend this Policy.

The DEATH OF OWNER provision in the DEATH BENEFIT section describes to whom Ownership of this Policy will pass at the death of an Owner.

JOINT OWNERS
Two natural persons may be named as Joint Owners. They will own this Policy as joint tenants with rights of survivorship. While both are alive, each must sign any Written Request made under this Policy.

CHANGE OF OWNER
You may change ownership of this Policy by Written Request. The new Owner's age may not exceed our then current underwriting requirements for new Policy issues. A change in Ownership of this Policy may have tax consequences. Please consult a tax advisor.

BENEFICIARY

ADDING OR CHANGING YOUR BENEFICIARY
Before the annuity date, you may add, change, or remove any beneficiary or any contingent beneficiary by Written Request. On or after the annuity date, you may change the beneficiary or contingent beneficiary by Written Request if the annuity option in effect is annuity option 1, 2, 5, or 7. The Written Request must be received at our home office or any administrative office that we maintain while you are alive.

A beneficiary named irrevocably may not be added, changed, or removed without the written consent of that beneficiary.

PAYMENT TO BENEFICIARY
Before making any payment, we may require evidence as to the identity, age, and other facts about any person or class designated as the beneficiary. We are entitled to make payments based on that evidence. Unless otherwise instructed, if there is more than one beneficiary, any proceeds payable will be distributed equally among the beneficiaries.

PREMIUMS

PREMIUMS
An amount paid to us, by or on behalf of an Owner, as consideration for the benefits provided under this Policy. The initial premium is paid on the date of issue and is shown on the Information page. At any time before the annuity date, additional premiums may be made in any amount equal or greater than the additional minimum premium shown on the Information page. Premiums should be made payable to us. We reserve the right to limit the number of premiums in any year.

ALLOCATION
The initial premium will be allocated pursuant to your allocation instructions as of the date of issue. However, where a governmental authority requires that we return your premium if you cancel your Policy during any right to cancel period, all initial premium allocated to subaccounts will be allocated to the money market subaccount until the right to cancel period is ended, and then will be allocated pursuant to your instructions. You may change allocation of any additional premiums. Allocations must be in whole percentages with a 1.00% minimum allocation and a total of 100%. Allocations which fall below the minimum amount shown on the Information page may be transferred to the applicable money market account.

If you make any premium payment by check, other than a cashier's check, we may delay making payments to you until your check has cleared.

SUBACCOUNT INVESTMENT OPTIONS

SEPARATE ACCOUNT
The separate account is a separate investment account of ours. The separate account is divided into subaccounts that invest in underlying funds.

The assets of the separate accounts are our property. However, they are not credited with earnings or charged with liabilities arising out of any business we may conduct.

SELECTING YOUR INVESTMENTS
You may allocate your premium among subaccounts and any fixed interest options. We may restrict allocation of premiums and transfers to any fixed interest options.

Please read the Policy prospectus for more information about the separate account and the available subaccounts. Please read the prospectuses for more information about the portfolios underlying the subaccounts.

VALUATION OF ASSETS
We will determine the value of the assets of each subaccount at the close of trading on the New York Stock Exchange on each business day.

SUBSTITUTION OF PORTFOLIOS
An underlying portfolio may, in our judgment, become unsuitable for investment. If that occurs, we have the right to substitute another portfolio of the same series fund or to invest in another series fund. We would first notify the Securities and Exchange Commission. Where required, we would also seek approval from the insurance department of the state where this Policy is delivered. You will be notified of any material change in the investment policy of any subaccount underlying portfolio in which you have an allocated interest.

VALUES

CONTRACT VALUE
On the Policy's date of issue, the Contract Value equals the initial premium paid. On any business day thereafter, the Contract Value equals the total of any Contract Value allocated to any subaccounts; plus any values allocated to any fixed interest options. The Contract Value is expected to change from day to day. It will reflect the expenses and investment experience of any subaccounts and any interest earned in any fixed interest options as well as deductions for Policy fees and charges.

WITHDRAWAL VALUE
The withdrawal value is the Contract Value less any applicable withdrawal charges and fees.

BASIS OF  VALUES
All benefits, values, and reserves are at least equal to or exceed those required by the state in which the Policy is delivered.

SUBACCOUNT VALUE
Premiums or transfers allocated to the subacccounts are accounted for in accumulation units. Each transaction to or from the subaccount will increase or decrease the number of subaccount accumulation units. The number of subaccount accumulation units will increase when premiums or transfers are credited to that subaccount. The number of subaccount accumulation units will decrease when a partial withdrawal is taken from that subaccount, a transfer (and any transfer charge) is made from that subaccount, or when we deduct the annual fee. The increase or decrease will equal the dollar value of the transaction divided by the accumulation unit value as of the business day of that transaction.

The minimum amount, which can remain in any option as a result of a transfer, is shown on the Information page. Any amount below this minimum will be included in the amount transferred. If the value of any subaccount falls below the minimum amount shown on the Information page, we may transfer the remaining balance, without charge, to any applicable money market subaccount.

For each subaccount, the value of an accumulation unit is set when the subaccount is established. Each subaccount's accumulation unit value reflects the investment performance of that subaccount. The subaccount accumulation unit value may increase or decrease from one business day to the next. Each subaccount's value is calculated at the end of each business day and is equal to the current value of an accumulation unit (unit value), multiplied by the total of the following:

1. the number of accumulation units held in any subaccounts as of the prior business day; plus
2.    any units purchased by premiums allocated to the subaccount; plus
3.    any units purchased by any transfers into the subaccount;
      minus
4. any units redeemed by any partial withdrawals including any withdrawal charges thereon; minus
5. any units redeemed by transfers from any subaccounts including any transfer fee thereon; minus
6.    on the anniversary, the units redeemed for its share of the Policy fee.

UNIT VALUE CALCULATION
The subaccount accumulation unit value is determined once daily at the close of business of the New York Stock Exchange on days when it is open for business. The accumulation unit value for each subaccount is determined by:
1. the per share net asset value of the subaccount, times the number of shares held before the purchase or redemption of any shares on the valuation date; minus
2. the daily M&E charge; minus
3. any package or rider fees; minus
4. any other asset fees; minus
5. any taxes payable by the separate account; divided by
6. the total number of accumulation units held in the subaccount on the valuation date, before the purchase or redemption of any units.

FEES, CHARGES, DEDUCTIONS

POLICY FEE
We may deduct a Policy fee in the amount and frequency shown on the Information page. This fee is deducted from any subaccounts in the same proportion as the balances are held in any subaccounts. We may change this fee in the future as long as it is not more than the maximum fee shown on the Information page. The fee is deducted on the first business day of the Policy year.

FEES CHARGED BY PORTFOLIOS
Each subaccount charges fees and expenses separate and apart from this Policy. These fees are not deducted from the Contract Value. Instead, they are reflected in the daily value of the portfolio shares which, in turn, will affect the accumulation unit value of the subaccounts. See this Policy's prospectus and any series fund portfolio prospectuses for more information about these fees and expenses.

MORTALITY AND EXPENSE CHARGE (M&E)
We deduct a risk charge against your subaccount value. The percentage rate and frequency that will be deducted are shown on the Information page. We deduct this M&E charge from your subaccount value only on a pro-rata basis and not from Contract Value allocated to any fixed interest options. We may declare any M&E charge in the future providing it is lower than the maximum M&E charge shown on the Information page. This fee is reflected in the accumulation unit value of each subaccount.

OPTIONAL FEATURE FEES AND CHARGES
We deduct a charge for each optional feature that you select from your subaccount value. The percentage rate and frequency that will be deducted are shown on the Information page. We deduct this charge from your subaccount value only on a pro-rata basis and not from any fixed interest options. We may declare any option feature charge in the future providing it is lower than the maximum charge shown on the Information page. This fee is reflected in the accumulation unit value of each subaccount.

WITHDRAWAL CHARGE
If you partially or fully withdrawal the Policy, a withdrawal charge may be deducted. A charge may also be imposed on withdrawals and at annuitization. Refer to the withdrawals section for all of the information.

TRANSFER FEE
The first 20 transfers each Policy year are free of charge. Any transfer fee is shown on the Information page and is deducted from the option from which the transfer is made.

WAIVER OF CHARGES, FEES, DEDUCTIONS
When the Policy is sold in a manner that results in a savings of sales or administrative costs, we reserve the right to waive all or part of any fees, expenses, or charges.

TRANSFERS

TRANSFERS
Prior to the annuity date, you may transfer amounts among any fixed interest options or any subaccounts subject to any transfer limitations or requirements. The transfer will take effect at the end of the business day during which the transfer request is received.

We may limit or prohibit transfers that we, or the managers of the underlying portfolio, judge to be excessive or to be detrimental to portfolio management for the benefit of our Owners. Transfers will be made on a FIFO basis. Refer to the transfer fee provision or Information page for any information.

WITHDRAWALS


PARTIAL WITHDRAWAL
Before the annuity date, you may withdraw a part of the Contract Value. Any withdrawal charges will be deducted from the Contract value.


A partial withdrawal, including any charges thereon, may not reduce the Contract Value to less than $2,000. Such withdrawals may be made:
o On a scheduled monthly, quarterly, semi-annual, or annual systematic basis (according to our rules), in an amount of at least $100.00 per withdrawal. Systematic withdrawals of interest only will only be allowed on monthly anniversaries. Systematic withdrawals of determined fixed amounts may begin between monthly anniversaries. Only one systemactic withdrawal is permitted at a time.
o  On an unscheduled basis in an amount of at least $100.00 per withdrawal.

If any partial withdrawal request results in a Contract Value of less than $2,000, we will treat it as a full withdrawal.

FULL WITHDRAWAL
Before the annuity date, this Policy may be surrendered in full for its withdrawal value. The amount paid will equal the withdrawal value as of the date we receive your Written Request.

WITHDRAWAL CHARGE
A withdrawal charge may be imposed on withdrawals and at annuitization.

The withdrawal charge is calculated by multiplying the portion of the Contract Value withdrawn attributable to any given premium, less any free withdrawal amounts, with the difference subject to a maximum equal to unliquidated premiums (unliquidated premiums are the remaining premiums paid that weren't previously withdrawn and subject to withdrawal charges), by the applicable withdrawal charge percentage shown on the Information page.

Any free withdrawals are not considered a liquidation of premiums for purposes of withdrawal charges.

The Contract value withdrawn consists of the amount paid upon a withdrawal request or applied to an annuity option, and any withdrawal charges thereon.

WITHDRAWAL REQUIREMENTS
We will require:
o   Your Written Request.
o Your designation of the any subaccounts or fixed interest option(s) from which any withdrawal is to be made; if no designation is provided, the withdrawal will be made on a pro-rata basis from any subaccounts and any fixed interest option(s).
o   An amount of not less than the minimum withdrawal amount of $100.00.
o   Return of the Policy to us for a full withdrawal.

Contract Value is withdrawn on a FIFO basis. Contract Value from which the withdrawal is made is determined on the date we receive the Written Request. Once made, a withdrawal is irrevocable. Any amount withdrawn will be paid to you in a lump sum unless you elect to be paid under an annuity option.

DEFERRAL OF PAYMENT
Generally, upon your partial or full withdrawal of the Policy, we will pay any amounts payable from the separate account within 7 business days after your Written Request. Any payments or transfers to or from any subaccounts or into any fixed interest options may be delayed after our receipt of the request under certain circumstances. These circumstances include:
(1) a closing of the New York Stock Exchange other than on a regular holiday or weekend; or
(2) a trading restriction by the SEC; or
(3) the SEC by order permits the postponement for the protection of Owners; or
(4) an emergency declared by the SEC, as a result of which disposal of securities is not reasonably practicable, or it is not reasonably practicable to determine the value of the assets of the separate account.

Subject to obtaining prior written approval from the insurance commissioner, if required by law of the state where the Policy is delivered, we may defer payment or transfers from our general account for a period of not more than 6 months after we receive the request.

DEATH BENEFIT


DEATH BENEFIT PAYABLE
        The death benefit payable equals the greater of the Contract
Value, or the premiums paid less a proportionate adjustment for any withdrawals. The proportionate adjustment is equal to (a) the amount of the withdrawal, divided by (b) the Contract Value immediately prior to the withdrawal.

        Any death benefit payable is calculated as of the date proof of death satisfactory to us is received at our home office or any administrative office we maintain. On this same date, all Contract Value will be transferred to a money market subaccount of our choice. Unless the spouse of the first Owner to die continues or succeeds to ownership of this Policy, all funds will remain in this money market subaccount until all death benefit proceeds have been distributed. If the spouse of the first Owner to die continues or succeeds to ownership of this Policy, all funds will remain in the money market account until we receive written notice requesting reallocation of any portion on the Contract Value from the money market to the available subaccounts or any fixed interest options. In the case of multiple beneficiaries, the portion of any death benefit payable to each beneficiary will be calculated using the latter of the date your certified death certificate is received or the date each beneficiary's proof of claim is received at our home office or any administrative office that we maintain.

DEATH OF OWNER
OWNERSHIP SUCCESSION. At your death, ownership of this Policy will pass to the person(s) living on the date of your death in the order which follows:
o   Surviving joint Owner, if any.
o   Beneficiary.
o   Contingent beneficiary.
o   Estate of the last Owner to die.

If more than one natural person succeeds to the ownership rights of this Policy, then such persons will own this Policy as joint Owners. Any instructions or designations of the prior Owner(s) will continue unless changed in accordance with this Policy by the succeeding Owner(s).

DEATH BEFORE ANNUITY DATE. If you die before the annuity date, the successor Owner(s) must fully withdraw and receive a distribution of the entire proceeds of this Policy within 5 years of your death except that:
o If a natural person continues or succeeds to ownership of this Policy, such person may begin receiving annuity payments with respect to that person's proportionate interest within 1 year from the date of your death (or within any longer period of time permitted under the Code), provided annuity payments are distributed over such person's life or over a period not extending beyond the life expectancy of such person; and
o If the spouse (as defined under the Code) of the first Owner to die continues or succeeds to Ownership of this Policy, he or she is not required to withdraw/withdrawal his or her proportionate interest in the Policy or receive any payments until the annuity date or, if earlier, until such spouse's death, in which case the DEATH OF OWNER provision will apply.

DEATH ON OR AFTER ANNUITY DATE. No distribution, other than the annuity payments as scheduled, will be made if you die on or after the annuity date unless you were also the last surviving annuitant, in which case this section's DEATH OF ANNUITANT provision will apply.

DEATH OF ANNUITANT
DEATH BEFORE ANNUITY DATE. Except as provided in this section's SPECIAL ANNUITANT RULES FOR NONNATURAL OWNERS provision, no distribution is required nor will any death benefit be paid if an annuitant dies before the annuity date unless the deceased annuitant is also an Owner, in which case this section's DEATH OF OWNER--DEATH BEFORE ANNUITY DATE provision will apply. If the last remaining annuitant dies before the annuity date, then the current Owner or Owner's designee will become the annuitant.

DEATH ON OR AFTER ANNUITY DATE. At the death of the annuitant(s) on or after the annuity date, the death benefit, if any, will be as described for the annuity option in effect. No death benefit will become payable until you notify us of the death of the annuitant(s), provide us with the required proof of death and other information, and, if required, return this Policy to us. A death benefit will not be paid under annuity options 3, 4, or 6, or after the guaranteed benefits have been paid.

Any death benefit due will be paid to the person(s) living on the date of such death in the order which follows: o Owner(s) or surviving joint Owner, if any.
o    Beneficiary.
o    Contingent beneficiary.
o    Estate of the last Owner to die.

The recipient of any death benefit may name one or more persons to receive any remaining death benefit after such recipient's death. If no such beneficiary is named, any unpaid portion of the death benefit will be paid to the deceased recipient's estate. The death benefit may be paid in the form of a lump sum or the remaining guaranteed annuity payments, as scheduled instead of in a lump sum. Except for a death benefit under annuity option 7, any lump sum payment will be equal to the commuted value. The commuted value is determined by discounting the remaining guaranteed annuity payments at an annually compounded interest rate(s) which is (are) 1% more than the rate(s) used by us to determine those payments. The 1% increase in the discount rate(s) results in a decrease in the value received. The commuted value will always be less than the sum of the remaining guaranteed annuity payments. The commuted value will be calculated as of the date such payment will be made.

Any election to receive a form of payment other than that provided under the annuity option in effect must be made within 60 days of the date the death benefit first becomes payable.

SPECIAL RULES FOR NONNATURAL OWNERS
If a nonnatural person is named as Owner, then this Policy must be fully withdrawn and the entire amount distributed within 5 years of:
o  The death of the annuitant or a joint annuitant if before the annuity date;
   or
o  A change in the annuitant or joint annuitant.

ANNUITY BENEFITS

Instead of taking a lump sum, you may begin receiving fixed annuity payments as described in this section at any time.

ANNUITY PAYMENTS The annuity payments will:
o   Start at the end of the first payment period following the annuity date.
o   Be paid to the Owner(s) or his or her (their) designee.
o Be paid on a monthly, quarterly, semi-annual, or annual basis, as chosen by you before the annuity date.
o Cease at the death of all annuitants, in which case the DEATH OF ANNUITANT--Death on or After Annuity Date provision in the DEATH BENEFIT section may apply.

ANNUITY PAYMENT AMOUNT
You may elect to convert your withdrawal value to an annuity option, subject to any requirements. The amount of your annuity payments will depend on the:
o  Withdrawal value;
o  Annuity option chosen;
o  Payment frequency chosen; and
o  Age and sex of the annuitant.

The annuity payments will not be less than those reflected in the TABLE OF GUARANTEED MONTHLY PAYMENTS.

MISSTATEMENT OF BIRTH DATE OR SEX
Before making any annuity payment, we may require proof of each annuitant's birth date and sex. If the birth date or sex of any annuitant is misstated, we will adjust the amount to be paid by us. It will be that which would have been paid if the correct birth date or sex had been stated.

For misstatements which result in underpayments, we will include the full amount of the underpayment in our next payment; and add interest of 6% per year to that payment.

For misstatements which result in overpayments, we will spread the full amount of the overpayment over the remaining guaranteed payment period, if any, or 10 years, whichever is less; deduct a level portion of that amount from each of those future payments; and charge interest of 6% per year against the balance of the amount overpaid.

ANNUITY DATE
This is the date that annuity payments begin. Unless otherwise changed as provided below, the annuity date is shown on the Information page. This Policy will be issued with an annuity date, which is the later of:
o The anniversary nearest the annuitant's, or the oldest annuitant's if a second annuitant is named, 90th birthday; or
o    14 years from the date of issue.

In no event may any annuity date be later than the Policy anniversary following the annuitant's (or the oldest annuitant's if a second annuitant is named) 100th birthday. If you requested a specific annuity date on the application, that date is shown. You may change the annuity date by Written Request before it actually begins, provided it does not extend beyond the anniversary following the oldest annuitant's 100th birthday, or earlier, as required by any applicable state law.

This annuity date is determined by the age of the annuitant(s) named in the application and may not be extended by a change in annuitant(s); except that this date may be based on a successor annuitant's birth date if such annuitant is the Owner and was married to the first Owner at such Owner's death. The Owner should consult a tax advisor regarding any tax impact of such a change.

ANNUITY OPTIONS
There are seven annuity options available under this Policy. You may elect to receive payments under any annuity option described in the Policy or under any other annuity option which we may then offer. Unless another annuity option and payment frequency are requested before the annuity date, monthly payments will be made under
o Annuity option 2 with a guaranteed period of 10 years, if there is only one annuitant.
o Annuity option 5 with 50% joint annuitant payments and a guaranteed period of 10 years, if there is a second annuitant.

We reserve the right to pay your withdrawal value in a lump sum if the amount to be applied to any annuity option is less than $2,000; if you have paid no additional premiums during the prior 36-month period; or if any annuity payment would be less than $100.

DESCRIPTIONS OF ANNUITY OPTIONS
Descriptions of the annuity options follow. The tables of guaranteed payments follow. Any fixed or guaranteed periods under annuity options 1, 2, and 5 may not be less than 5 years or more than 25. Any reduced rates under annuity options 4, 5, and 6 following the death of an annuitant must be based on whole percentages and in no case may be less than 25% of the joint life income amount.

ANNUITY OPTION 1 - INCOME FOR A FIXED PERIOD The payments are made during the annuitant's lifetime, and are guaranteed for the number of years and months chosen. If the annuitant dies before the end of the fixed period, a death benefit, consisting of a lump sum amount equal to the commuted value, will be paid. The recipient of the death benefit may elect to receive the remaining guaranteed annuity payments, as scheduled, instead of the commuted value.

ANNUITY OPTION 2 - LIFE INCOME WITH A GUARANTEED PERIOD Payments are guaranteed for the number of years chosen. If the annuitant is alive at the end of the guaranteed period, payments will continue for as long as the annuitant is alive. If the annuitant dies before the end of the guaranteed period, a death benefit, consisting of the remaining guaranteed annuity payments, as scheduled, will be paid.

ANNUITY OPTION 3 - LIFE INCOME WITH NO LUMP SUM REFUND AT DEATH Payments will be made to the payee for as long as the annuitant is alive. The payments stop after the annuitant's death.

ANNUITY OPTION 4  - JOINT AND CONTINGENT LIFE INCOME
Payments will be made for as long as either the annuitant or contingent annuitant is alive. The payments will:
o Be paid in the joint life income amount while both the annuitant and contingent annuitant are alive.
o Continue to be paid in that amount during the annuitant's lifetime at the contingent annuitant's death.
o Continue to be paid after the death of the annuitant at the reduced rate requested and for as long as the contingent annuitant survives.
o   Cease at the death of both the annuitant and contingent annuitant.


ANNUITY OPTION 5  - JOINT AND SURVIVOR INCOME WITH GUARANTEED PERIOD
Payments are guaranteed for the number of years chosen. If either the annuitant or joint annuitant is alive at the end of the guaranteed period, payments will continue for as long as either is alive. The payments will:
o Be paid in the joint life income amount while both the annuitant and joint annuitant are alive.
o Continue to be paid after the death of either annuitant at the rate requested and for so long as the remaining annuitant survives.

If the annuitant and joint annuitant die before the end of the guaranteed period, a death benefit, consisting of the remaining guaranteed annuity payments, as scheduled, at the rate which applies after the death of either annuitant, will be paid.

ANNUITY OPTION 6 - JOINT AND SURVIVOR LIFE INCOME
Payments will be made for as long as either the annuitant or joint annuitant is alive. The payments will: o Be paid in the joint life income amount while both the annuitant and joint annuitant are alive. o Continue to be paid after the death of either annuitant at the rate requested and for so long as the remaining annuitant survives.
o Cease at the death of both the annuitant and joint annuitant.

ANNUITY OPTION 7 - LIFE INCOME WITH LUMP SUM REFUND AT DEATH
Payments will be made for as long as the annuitant is alive. If the annuitant dies before the total amount of the payments made equals the value applied to this annuity option, a death benefit, consisting of a lump sum equal to such value, less any annuity payments previously made, will be paid.

TABLES OF GUARANTEED MONTHLY PAYMENTS*

Amount for Each $1,000 Applied

ANNUITY OPTION 1.  INCOME FOR A FIXED PERIOD

------------- -------------- ---------------- ------------------- -------------------- -------------------
    PERIOD                       PERIOD                                 PERIOD
   (YEARS)       PAYMENT         (YEARS)           PAYMENT              (YEARS)             PAYMENT
------------- -------------- ---------------- ------------------- -------------------- -------------------
       5         $17.73             8               $11.49                15                 $6.65
       6          14.96             9               10.34                 20                  5.29
       7          12.98            10                9.41                 25                  4.47
------------- -------------- ---------------- ------------------- -------------------- -------------------

ANNUITY OPTION 2.  LIFE INCOME WITH A GUARANTEED PERIOD
-------------- -------------------------------------------------------------------------------------------
      AGE                              NUMBER OF PAYMENTS FOR A GUARANTEE PERIOD
-------------- -------------------------------------------------------------------------------------------
                            120                            180                           240
-------------- ------------------------------ ------------------------------ -----------------------------
                   MALE           FEMALE          MALE           FEMALE          MALE          FEMALE
-------------- -------------- --------------- -------------- --------------- -------------- --------------

       50          $3.27          $3.11           $3.26          $3.10          $3.24          $3.09
       55          3.51            3.31           3.49            3.30           3.45           3.28
       56          3.57            3.36           3.54            3.35           3.50           3.33
       57          3.62            3.41           3.60            3.39           3.55           3.37
       58          3.68            3.46           3.65            3.44           3.60           3.42
       59          3.75            3.51           3.71            3.50           3.66           3.47
       60          3.81            3.57           3.77            3.55           3.71           3.52
       61          3.88            3.63           3.84            3.61           3.77           3.57
       62          3.95            3.69           3.90            3.67           3.83           3.63
       63          4.03            3.76           3.97            3.73           3.89           3.68
       64          4.11            3.83           4.05            3.80           3.95           3.74
       65          4.19            3.90           4.12            3.86           4.01           3.80
       66          4.28            3.98           4.20            3.94           4.08           3.87
       67          4.37            4.06           4.28            4.01           4.14           3.93
       68          4.47            4.14           4.37            4.09           4.21           4.00
       69          4.57            4.23           4.45            4.17           4.28           4.07
       70          4.68            4.33           4.55            4.26           4.34           4.14
       75          5.31            4.89           5.04            4.74           4.68           4.51
-------------- -------------- --------------- -------------- --------------- -------------- --------------

ANNUITY OPTION 3.  LIFE INCOME

---------------- ----------------------------------- ----------------- -----------------------------------
       AGE                    PAYMENT                      AGE                      PAYMENT
---------------- ----------------- ----------------- ----------------- ----------------- -----------------
                       Male             Female                              Male             Female
---------------- ----------------- ----------------- ----------------- ----------------- -----------------

        50            $3.28             $3.11               63              $4.07             $3.78
        55             3.53              3.32               64               4.15              3.85
        56             3.59              3.37               65               4.24              3.93
        57             3.64              3.42               66               4.34              4.01
        58             3.71              3.47               67               4.44              4.09
        59             3.77              3.53               68               4.55              4.18
        60             3.84              3.58               69               4.66              4.28
        61             3.91              3.65               70               4.78              4.38
        62             3.99              3.71               75               5.52              5.00
---------------- ----------------- ----------------- ----------------- ----------------- -----------------


                                     Page 15

TABLES OF GUARANTEED MONTHLY PAYMENTS (CONT'D)*

ANNUITY OPTION 4.  JOINT LIFE INCOME WITH 50% CONTINGENT ANNUITANT PAYMENTS

------------- ------------------------------------------------------------------------------------
   MALE 1ST                                  FEMALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.08         $3.13         $3.17          $3.20         $3.22         $3.24
      55          3.22          3.28          3.34          3.39           3.43          3.46
      60          3.37          3.46          3.54          3.61           3.68          3.73
      65          3.54          3.65          3.75          3.86           3.96          4.05
      70          3.73          3.86          4.00          4.14           4.29          4.42
      75          3.95          4.10          4.27          4.46           4.66          4.87
------------- ------------- ------------- ------------- -------------- ------------- -------------

------------- ------------------------------------------------------------------------------------
  FEMALE 1ST                                  MALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.01         $3.04         $3.06         $3.07          $3.09         $3.09
      55          3.15          3.19          3.23          3.26           3.28          3.29
      60          3.30          3.37          3.42          3.47           3.51          3.54
      65          3.48          3.57          3.65          3.73           3.79          3.84
      70          3.68          3.79          3.91          4.02           4.12          4.20
      75          3.91          4.05          4.20          4.36           4.51          4.65
------------- ------------- ------------- ------------- -------------- ------------- -------------

ANNUITY OPTION 5.  JOINT AND 50% SURVIVOR LIFE INCOME WITH A 10 YEAR GUARANTEED PERIOD

------------- ------------------------------------------------------------------------------------
   MALE 1ST                                  FEMALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.29         $3.41         $3.56          $3.73         $3.92
      55          3.30          3.41          3.54          3.70           3.88          4.09
      60          3.42          3.54          3.69          3.86           4.05          4.28
      65          3.57          3.70          3.86          4.04           4.26          4.51
      70          3.73          3.88          4.05          4.26           4.50          4.78
      75          3.92          4.08          4.27          4.50           4.77          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------

------------- ------------------------------------------------------------------------------------
  FEMALE 1ST                                     MALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.30         $3.42         $3.57          $3.73         $3.92
      55          3.29          3.41          3.54          3.70           3.88          4.08
      60          3.41          3.54          3.69          3.86           4.05          4.27
      65          3.56          3.70          3.86          4.04           4.26          4.50
      70          3.73          3.88          4.05          4.26           4.50          4.77
      75          3.92          4.09          4.28          4.51           4.78          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------

                                     Page 16


TABLES OF GUARANTEED MONTHLY PAYMENTS (CONT'D)*

ANNUITY OPTION 6.  JOINT AND 50% SURVIVOR LIFE INCOME PAYMENTS

------------- ------------------------------------------------------------------------------------
   MALE 1ST                                  FEMALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.29         $3.41          $3.56         $3.73         $3.92
      55          3.30          3.41          3.54          3.70           3.88          4.09
      60          3.42          3.54          3.69          3.86           4.05          4.28
      65          3.57          3.70          3.86          4.04           4.26          4.51
      70          3.73          3.88          4.05          4.26           4.50          4.78
      75          3.92          4.08          4.27          4.50           4.77          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------


------------- ------------------------------------------------------------------------------------
  FEMALE 1ST                                  MALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.30         $3.42         $3.57          $3.73         $3.92
      55          3.29          3.41          3.54          3.70           3.88          4.08
      60          3.41          3.54          3.69          3.86           4.05          4.27
      65          3.56          3.70          3.86          4.04           4.26          4.50
      70          3.73          3.88          4.05          4.26           4.50          4.77
      75          3.92          4.09          4.28          4.51           4.78          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------

ANNUITY OPTION 7.  LIFE INCOME WITH LUMP SUM REFUND AT DEATH
----------- ---------------------------------------- ------------ --------------------------------
     AGE                    PAYMENT                      AGE                  PAYMENT
----------- ---------------------- ----------------- ------------ ------------------ -------------
                    Male                Female                          Male            Female
----------- ---------------------- ----------------- ------------ ------------------ -------------

     50             $3.19               $3.06            63            $3.81            $3.62
     55             3.39                 3.24            64             3.88             3.68
     56             3.44                 3.28            65             3.94             3.74
     57             3.48                 3.32            66             4.01             3.81
     58             3.53                 3.37            67             4.09             3.87
     59             3.58                 3.42            68             4.16             3.94
     60             3.64                 3.46            69             4.24             4.02
     61             3.69                 3.52            70             4.32             4.09
     62             3.75                 3.57            75             4.79             4.54
----------- ---------------------- ----------------- ------------ ------------------ -------------

*For ages, periods, and rates not shown, we will furnish the amount of payment on request. The guaranteed monthly payments are based on a 2.5% effective annual interest rate and the US Annuity 2000 Sex-Distinct Tables with a 10-year age setback.

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                   Investment Experience Reflected in Benefits
    Variable and Fixed Interest Accumulation Before Annuity Date
            (According to Your Allocation and if Attached by Rider)
                Annuity Payments Payable in Fixed Dollar Amounts
               Death Benefit Proceeds Payable Before Annuity Date
                                Nonparticipating

                               [FIDELITY AND GUARANTY LIFE INSURANCE COMPANY]

                                A STOCK COMPANY
                                OLD MUTUAL FINANCIAL NETWORK SEPARATE ACCOUNT VA HOME OFFICE: [BALTIMORE, MARYLAND]




                GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                   Investment Experience Reflected in Benefits
 Variable and Fixed Interest Accumulation Before Annuity Date
            (According to Your Allocation and if Attached by Rider)
                Annuity Payments Payable in Fixed Dollar Amounts
          Guaranteed Death Benefit Proceeds Payable Before Annuity Date
                                Nonparticipating


This Certificate is issued to the Owner named on the Information page and is evidence of the Owner's interest under the Group Contract. The Group Contract is issued to the Contractholder by the Company.

You have purchased an annuity Certificate. This Certificate is issued in consideration of the application and payment of the initial premium.

READ YOUR CERTIFICATE CAREFULLY. This Certificate is part of a legal Contract between the Contractholder and the Company. It is evidence of your benefits under that Group Contract. We agree to pay the benefits provided under this Certificate, subject to its provisions. This annuity contains terms and provisions that are applicable to all Owners under the Group Contract. A copy of the Group Contract is held by the Contractholder. The terms of this Certificate are contained on this page and those which follow. References to features and benefits not fully described herein may be provided by rider(s) attached to and made a part of this Certificate.

RIGHT TO CANCEL. IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS CERTIFICATE AND IT MEETS YOUR GOALS. IF YOU DECIDE NOT TO KEEP THIS CERTIFICATE, RETURN IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT MAY BE RETURNED TO ANY OF OUR AGENTS OR IT MAY BE MAILED TO US. THE RETURN OF THIS CERTIFICATE WILL VOID IT FROM THE BEGINNING. IF ALLOWED BY STATE LAW, THE AMOUNT OF THE REFUND WILL EQUAL ANY PREMIUMS PAID LESS WITHDRAWALS, ADJUSTED BY INVESTMENT GAINS AND LOSSES. OTHERWISE, THE AMOUNT OF REFUND WILL BE THE PREMIUMS PAID LESS WITHDRAWALS.

You may allocate premiums among subaccounts of the Old Mutual Financial Network Separate Account VA (the Separate Account) and any fixed interest options. Any amounts directed into one or more of the subaccounts will reflect the investment experience of those subaccounts. THE AMOUNTS ADDED TO ANY SUBACCOUNTS PROVIDED UNDER THIS CERTIFICATE ARE ON A VARIABLE BASIS, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. YOU HAVE THE INVESTMENT RISK INCLUDING LOSS OF PRINCIPAL.

Any payments and values provided by any fixed interest option are guaranteed by us as described in the Certificate. Carefully review this Certificate for limitations. Cancellation may result in a substantial penalty known as a withdrawal charge.

/s/ Bruce G. Parker, Jr.
---------------------------------
       President




AGENT NAME AND ADDRESS:   (IF APPLICABLE)  Countersigned at:
                          City:                   State:         Date:
                               ------------------       ---------     ----------
                          By Agent:
                                   ---------------------------------------------

    TABLE OF CONTENTS

    ANNUITY  BENEFITS  ..........  ..........  ..........  ...........  13 -17
    ANNUITY OPTIONS ..........  ..........  ..............  .......... 13 - 17
    BENEFICIARY   ..........  ..........  ....   ..........   ..........   ..7
    DEATH  BENEFIT  ..........  ..........    ..........  ..........  .12 - 13
    DEFINITIONS   ..........  ..........  .......... ......   ...........5 - 6
    FEES, CHARGES, DEDUCTIONS  ............ .......... .......... .........  9
    GENERAL  PROVISIONS  ..........  .......... ..........  ..........  .6 - 7
    INFORMATION PAGE ...........  ..........  ..........  ..........  ...3 - 4
    OWNERSHIP   ..........  ..........  ..........   ..........   .......... 7
    OVERVIEW   ..........   ..........   ..........   ..........   ..........2
    PREMIUMS   ..........  ..........   ..........   ..........   .......... 7
    SUBACCOUNT INVESTMENT OPTIONS  ..........  ..........  ..........  ......8
    TRANSFERS    ..........   ..........   ..........    ..........    .....10
    VALUES  ..........   ..........   ..........   ..........   ........8 -- 9
    WITHDRAWALS   ..........  ..........  ..........   ..........   ........11


--------------------------------------------------------------------------------

      OVERVIEW

This is a variable annuity Certificate offering a variety of investment options. After an initial premium, you may make additional premium payments at your discretion, subject to minimum premium requirements. You may allocate all or part of your premiums among any subaccounts and any fixed interest options. Your value will go up or down based on any investments allocated to the subaccounts.

As a deferred annuity, your Certificate has an accumulation (or deferral) phase and an annuity income phase. During the accumulation phase, earnings left in the Certificate are not taxed, you can invest additional premiums into the Certificate, transfer amounts among the options, and withdraw some or all of the Contract value (subject to any restrictions, fees, or charges as described in the then current Separate Account's for Certificate and riders). Your premium(s) and any interest credited thereon accumulate until the annuity date. If you die during the accumulation phase, a death benefit is payable.

The accumulation phase ends and the annuity income phase begins on a date you select. This Certificate will be issued with an annuity date, which is the later of: the anniversary nearest the annuitant's, or the oldest annuitant's if a second annuitant is named, 90th birthday; or 14 years from the date of issue. In no event may the annuity date be later than the Certificate anniversary following the annuitant's (or the oldest annuitant's if a second annuitant is named) 100th birthday. If you requested a specific annuity date on the application, that date is shown. You may change the annuity date by Written Request before it actually begins, provided it does not extend beyond the anniversary following the oldest annuitant's 100th birthday, or earlier, as required by any applicable state law. During the annuity income phase, we will make periodic annuity payments to you or to a person you select. On the annuity date, we will apply the withdrawal value to the annuity option in effect. You may select payments that are guaranteed to last for the annuitant's entire life or for some other period. Annuity payments are in fixed dollar amounts. Some or all of each payment will be taxable.

INFORMATION PAGE

-------------------------------------- ---------------------------------- ------------------------------------------
Policy Number:   [0000000]
-------------------------------------- ---------------------------------- ------------------------------------------
Owner(s) Name(s): [John Harford]       Birth Date(s): [February 01, 1969]  Social Security  Number(s): [111-11-1111]
                  [Mary Doe]                          [March 03, 1969]                                 [###-##-####]
-------------------------------------- ---------------------------------- ------------------------------------------
Annuitant(s) Name(s):  [John Doe]      Birth Date(s): [February 01, 1969]  Date of Issue: [December 1, 2006]
                       [Mary Harford]                 [March 05, 1969]     Policy Anniversary: [December 1st]
-------------------------------------- ---------------------------------- ------------------------------------------
Annuitant's Sex:       [Male]          Joint Annuitant's Sex: [Female]     Annuity Date: [December 1, 2069]

[Beneficiary:  Beneficiary is as named in the application or in the most recent  beneficiary change sent to our home office.]
-------------------------------------------------------------------------------------------------------------------
            (SECOND NAMED ANNUITANT, IF ANY, IS THE JOINT OR CONTINGENT ANNUITANT, AS APPLICABLE.)


[Annuity  Option:  Option 2. Life Income With A  Guaranteed  Period of 10 Years (This  annuity  option is described in the annuity Benefits section.)]

------------------------------ ----------------- ---------------------- ------------------------
OPTIONS                         INITIAL PREMIUM   ALLOCATION PERCENTAGE  INTEREST RATE GUARANTEE
                                   ALLOCATED
------------------------------ ----------------- ---------------------- ------------------------
 [FIXED INTEREST^]                 [$10,000]              [20%]           [2.25% for 12 months]
------------------------------ ----------------- ---------------------- ------------------------
 [6 MONTH DOLLAR COST              [$10,000]              [20%]           [3.75% for 6 months]
  AVERAGING FIXED INTEREST^]
------------------------------ ----------------- ---------------------- ------------------------
 [12 MONTH DOLLAR COST             [$10,000]              [20%]           [4.75% for 12 months]
  AVERAGING FIXED INTEREST^]
------------------------------ ----------------- ---------------------- ------------------------
[SUBACCOUNTS^^]                    [$20,000]              [40%]                   [NA]
------------------------------ ----------------- ---------------------- --------------------------
[Total Contract Value/Initial
 Premium Paid:                      $50,000       100%]

[^Any additional premiums paid will be credited with the then current interest rate and will be guaranteed for the same period of time that the initial rate was guaranteed. The guaranteed minimum interest rate is [1.00-3.00%] annually.]

^^Subaccounts options are not guaranteed and may be changed by the Company subject to applicable state and federal law.

Accumulation Bonus: 3.00% of Contract Value as of the last day of the 4th Certificate year is credited to Certificate subaccount value on a pro-rata basis as of the first day of the 5th Certificate year. Thereafter, 1.00% of Contract Value as of the last day of each subsequent Certificate year is credited to Certificate subaccount value on a pro-rata basis as of the first day of the next Certificate year.

Guaranteed Minimum Death Benefit (GMDB): The GMDB accumulates at a 5.00% annual rate until Owner's age 80 (not to exceed premiums paid, less adjusted withdrawals multiplied by 200%.) Initial Withdrawal Limit is: 5.00%.

Guaranteed Minimum Withdrawal Benefit (GMWB):   5.00%.

Free Withdrawal of Contract Value: Applicable during the final 30 days of the 4th Certificate year.


THE INFORMATION REGARDING THE OWNER, BENEFICIARY, ANNUITANT, ANNUITY OPTION, AND ANNUITY DATE IS SUBJECT TO ANY CHANGE SUBMITTED AND ON RECORD.

--------------------------------------------------------------------------------
INFORMATION PAGE  (CONT'D)

ACCOUNT PROTECTION PACKAGE
>> Package includes GMWB and GMDB features. These features are provided by rider and can only be purchased together as a part of this package.
       Fees:  single owner: 0.85% annually; joint spousal owner  0.90%.
       annually.
       This package fee may be increased (and may continue upon any spousal continuation) subject to a guaranteed maximum fee of 1.15% annually. This package terminates at your Written Request; when any requirement is violated; or when annuity payments start.

ACCOUNT ENHANCEMENT PACKAGE
>> Package includes Accumulation Bonus, Free Withdrawal of Contract Value, and Free Withdrawal(s) features. These features are provided by rider and can only be purchased together as a part of this package.
        Fee:  0.45% annually.
        This package fee may be increased (and will continue upon any spousal continuation) subject to a guaranteed maximum fee of 1.00% annually. This package terminates when annuity payments start.

FEES, CHARGES, AND LIMITATIONS

----------------------------------------- ------------- -------------- ---------------------
TYPES                                     AMOUNT           MAXIMUM     FREQUENCY
----------------------------------------- ------------- -------------- ---------------------
Certificate   Fee  (Waived  as  long  as  $00.00        $50.00         Annually
Contract Value exceeds $50,000.)
----------------------------------------- ------------- -------------- ---------------------
Mortality and Expense Charge (M&E)          1.55%         2.00%        Annually, deducted
                                                                       daily.
----------------------------------------- ------------- -------------- ---------------------
Transfer Fee                              $20.00            NA         Per transfer,in
                                                                       excess of 20 a year.
----------------------------------------- ------------- -------------- ---------------------
Minimum Transfer Amount                   $500.00           NA             NA
----------------------------------------- ------------- -------------- ---------------------
Minimum  Additional  Premium/Minimum       $50.00           NA             NA
Premium Allocation
----------------------------------------- ------------- -------------- ---------------------
Minimum Contract Value                    $2,000.00         NA             NA

----------------------------------------- ------------- -------------- ---------------------
Minimum Option Value                      $500.00           NA             NA
----------------------------------------- ------------- -------------- ---------------------

WITHDRAWAL CHARGES:                          YEARS SINCE RECEIPT OF PREMIUM

---------- -------- ------ -------- -------- ------ --------- -------- -------- ------- -------
 Year 1    Year 2   Year 3  Year 4   Year 5  Year 6  Year 7    Year 8   Year 9  Year 10  Year 11
---------- -------- ------ -------- -------- ------ --------- -------- -------- ------- -------
  9.0%      9.0%    8.0%    7.0%     6.0%    5.0%     4.0%      3.0%     2.0%     1.%      0%
---------- -------- ------ -------- -------- ------ --------- -------- -------- ------- -------

RIDERS AND ENDORSEMENTS ATTACHED:
o Fixed Interest Option Rider, FGL FIAOVA (2006)
o Dollar Cost Averaging Rider, FGL DCAVA 2006
o Accumulation Bonus Rider, FGL PBVA (2006)
o Guaranteed Minimum Death Benefit Rider, FGL GMDBVA (2006)
o Guaranteed Minimum Withdrawal Benefit Rider, FGL GMWBVA (2006)
o Free Withdrawal of Contract Value Rider, FGL FSVA-WAV (2006)
o Free Withdrawal(s) - 10% Rider , FGL FSPWVA (2006) o Free Withdrawal(s) Rider, FGL FSPW1VA (2006)
o Nursing Home Rider, FGL NHVA 2006
o Terminal Illness Rider, FGL TIVA 2006
o Waiver of Withdrawal Charge - Annuitization Rider, FGL WAVA 2006
o Traditional IRA Rider, FGL IRA-TRAD2002 (8-2002)
o Roth IRA Rider, FGL ROTH IRA (8-2002)
o TSA Rider, FGL TSA2002 (8-2002)

DEFINITIONS

ACCUMULATION UNITS
These are accounting units of measure used to calculate the Contract Value allocated to any subaccounts during the accumulation phase of this Certificate.

AGE
Any provisions referring to age mean the age at the last birthday.

ANNUITANT
The natural person on whose life the amount and duration of annuity payments may depend. A joint annuitant or a contingent annuitant is second person on whose life the amount and duration of annuity payments may depend. The annuitant may not be changed on or after the annuity date or while any applicable account protection package is in effect.

ANNUITY DATE
The date the annuity payments begin and is shown on the Information page. The annuity option and the amount and frequency of annuity payments become fixed on this date. You may change this date prior to receiving annuity payments.

ANNUITY OPTION
One of the annuity options described in the ANNUITY BENEFITS section.

BENEFICIARY
The person last named by the Owner or his or her designee to receive the proceeds upon the death of the Owner. The beneficiary or contingent beneficiary may also become the Owner of this Certificate as described under the DEATH OF OWNER provision in the DEATH BENEFIT section.

BUSINESS DAY
Any day on which the value of an amount invested in a subaccount is required to be determined by applicable law which currently includes each day that both the New York Stock Exchange is open for trading and our administrative offices are open. If any transaction or event under this Certificate is scheduled to occur on a day that does not exist in a given calendar period, or on a day that is not a business day, such transaction or event will be deemed to occur on the next following business day, unless otherwise stated.

CALENDAR YEAR
A one-year period beginning January 1 and ending December 31.

CERTIFICATE ANNIVERSARY
The Certificate anniversary is the day and month that coincide with the date of issue in subsequent years after issue. References to the "prior certificate anniversary" during the first year following the date of issue shall be deemed to refer to the date of issue.

CODE
The Internal Revenue Code, as amended. All references in this Certificate or in any attached rider, to any section of the Code or regulations include any amended or successor sections or regulations, as appropriate or required.

DATE OF ISSUE
The date we issued the Certificate is shown on the Information page. Certificate months, quarters, semiannual periods, years, and anniversaries are measured from this date. If applicable, any references to prior anniversaries before the first mean the date of issue.

FIRST IN/FIRST OUT "FIFO"
For purposes of withdrawals, the oldest premium per option allocation is considered withdrawn first, the next oldest premium is considered withdrawn next, and so on (a "first in, first out," or "FIFO," procedure).

GENERAL ACCOUNT
The account consists of our assets, other than those assets allocated to any other separate account.

GROUP CONTRACT
The Group Flexible Premium Deferred Variable Annuity Contract under which this Certificate is issued.

NONNATURAL PERSON
A corporation, trust, estate, partnership, or other non-individual.

OWNER
The person named in the application or in the most recent change on record entitled to Ownership rights stated in this Certificate. "Owner" includes any person who succeeds to the Ownership rights of this Certificate under the DEATH OF OWNER provision in the DEATH BENEFIT section.

QUALIFIED PLANS
The trustee of a plan qualified under section 401(a) of the Code may own this Certificate as a plan investment. However, the trustee may not transfer ownership of this Certificate to any participant under such a plan to provide plan benefits.

SEC
The Securities and Exchange Commission.

SEPARATE ACCOUNT
An account established by the Company to use for its financial investments.

SUBACCOUNT
This is a division within the separate account for which accumulation units are separately maintained. Each subaccount corresponds to a single underlying non-publicly traded portfolio.

WE, OUR, US, COMPANY
[Fidelity and Guaranty Life Insurance Company.]

WRITTEN REQUEST
A request written to us and received by us on a form satisfactory to us.

YOU, YOUR
The Owner.

COMPLIANCE WITH INTERNAL REVENUE CODE
This Certificate will be interpreted in a manner consistent with the requirements of the Code section 72(s).

We reserve the right to amend this Certificate from time to time to comply with any changes in the Code, regulations issued thereunder, and administrative rulings. Any such amendment will be promptly mailed to you at your last known address. We do not accept responsibility for the tax treatment of this Certificate. You should consult your tax advisor.

CONFORMITY WITH STATUES
If any provision in this Certificate is in conflict with the laws of the state which govern this Certificate, the provision will be deemed to be amended to conform with such laws.

ENTIRE CONTRACT
The entire Contract between the Contract holder and us consists of:
o   The Group Contract;
o The Contract holder's application, a copy of which is attached and made a part of the Contract;
o   All amendments, endorsements and riders which are attached; and
o   The entire Contract as to each Owner.

GENERAL PROVISIONS

Any reference to annuitant, joint annuitant, beneficiary, contingent beneficiary, irrevocable beneficiary, Owner, contingent owner, and/or payee, may include multiple persons.

ASSIGNMENT
Before the annuity date, You may assign all rights and benefits under this Certificate. We will not be responsible for the validity or sufficiency of any assignment. To be binding on us, an executed assignment must be by Written Request and consented to by any irrevocable beneficiary. Your rights and any beneficiary's interest will be subject to the assignment. Assignment of this Certificate may subject you to income and gift tax.

CHANGES TO CERTIFICATE
After we receive and record a Written Request for a change in Owner, annuitant, or beneficiary, the change will take effect on the date the request was originally signed, even if the Owner who signed the request has since died. The change will be subject to any payments made or actions taken by us before the Written Request for change was received and recorded.

We may require the return of this Certificate for endorsement or otherwise in the event of a change in Owner, annuitant, beneficiary, annuity option, or other change. We reserve the right to issue a revised Information page in the event of any change to this Certificate.


The entire Contract for each Owner insists of:
o  The Group Contract issued and held by the Contract holder;
o  This Certificate;
o The application, a copy of which is attached and made a part of this Certificate; and
o All amendments, endorsements, riders or revised Information page(s) which are attached to or mailed to your last known address.

Only the President, the Secretary, or a Vice President in our home office can agree to change or waive any provisions which are part of the entire contract. The change or waiver must be in writing.

INCONTESTABILITY We will not contest this Certificate after the date of issue, except as provided in the MISSTATEMENT OF BIRTH DATE OR SEX provision.

NOTIFICATION OF DEATH
The death of any Owner or annuitant must be reported to us immediately. We are entitled to recover immediately any overpayments made because of a failure to notify us of any such death. We are not responsible for any incorrect payments which result from a failure to immediately notify us of the death of any Owner or annuitant. From time to time, we may require proof that the Owner or annuitant is still alive and may withhold any payments until such proof is received by us.

PROTECTION OF BENEFITS
Only you can assign, encumber, or pledge any benefit paid under this Certificate. To the extent permitted by law, no benefit paid, or to become payable, will be subject to any claim or process of law by any creditor.

STATEMENT OF  VALUES
At least quarterly, we will send you a report with your current values, including any premiums received, transfers, withdrawals, withdrawal charges, any charges or fees incurred since the last report, and any other information that may be requested.

TERMINATION
If you have paid no premiums during the prior 36-month period, if the withdrawal value is less than $2,000, or if any annuity payment would be less than $100.00, we reserve the right to pay your withdrawal value in a lump sum. We will not impose a withdrawal charge on involuntary terminations.

The group Contract will not terminate unless there is no longer a Certificate Owner remaining under that Contract.

OWNERSHIP

OWNERSHIP RIGHTS
This Certificate belongs to you.  During your lifetime, you may:
o       Exercise any of the rights under this Certificate.
o       Assign this Certificate.
o       Subject to our agreement, change or amend this Certificate.

The DEATH OF OWNER provision in the DEATH BENEFIT section describes to whom Ownership of this certificate will pass at the death of an Owner.

JOINT OWNERS
Two natural persons may be named as Joint Owners. They will own this Certificate as joint tenants with rights of survivorship. While both are alive, each must sign any Written Request made under this Certificate.

CHANGE OF OWNER
You may change ownership of this Certificate by Written Request. The new Owner's age may not exceed our then current underwriting requirements for new Certificate issues. A change in Ownership of this Certificate may have tax consequences. Please consult a tax advisor.

BENEFICIARY

ADDING OR CHANGING YOUR BENEFICIARY
Before the annuity date, you may add, change, or remove any beneficiary or any contingent beneficiary by Written Request. On or after the annuity date, you may change the beneficiary or contingent beneficiary by Written Request if the annuity option in effect is annuity option 1, 2, 5, or 7. The Written Request must be received at our home office or any administrative office that we maintain while you are alive.

A beneficiary named irrevocably may not be added, changed, or removed without the written consent of that beneficiary.

PAYMENT TO BENEFICIARY
Before making any payment, we may require evidence as to the identity, age, and other facts about any person or class designated as the beneficiary. We are entitled to make payments based on that evidence. Unless otherwise instructed, if there is more than one beneficiary, any proceeds payable will be distributed equally among the beneficiaries.

PREMIUMS

PREMIUMS
An amount paid to us, by or on behalf of an Owner, as consideration for the benefits provided under this Certificate. The initial premium is paid on the date of issue and is shown on the Information page. At any time before the annuity date, additional premiums may be made in any amount equal or greater than the additional minimum premium shown on the Information page. Premiums should be made payable to us. We reserve the right to limit the number of premiums in any year.

ALLOCATION
The initial premium will be allocated pursuant to your allocation instructions as of the date of issue. However, where a governmental authority requires that we return your premium if you cancel your Contract during any right to cancel period, all initial premium allocated to subaccounts will be allocated to the money market subaccount until the right to cancel period is ended, and then will be allocated pursuant to your instructions. You may change allocation of any additional premiums. Allocations must be in whole percentages with a 1.00% minimum allocation and a total of 100%. Allocations which fall below the minimum amount shown on the Information page may be transferred to the applicable money market account.

If you make any premium payment by check, other than a cashier's check, we may delay making payments to you until your check has cleared.

SUBACCOUNT INVESTMENT OPTIONS

SEPARATE ACCOUNT
The separate account is a separate investment account of ours. The separate account is divided into subaccounts that invest in underlying funds.

The assets of the separate accounts are our property. However, they are not credited with earnings or charged with liabilities arising out of any business we may conduct.

SELECTING YOUR INVESTMENTS
You may allocate your premium among subaccounts and any fixed interest options. We may restrict allocation of premiums and transfers to any fixed interest options.

Please read the Certificate prospectus for more information about the separate account and the available subaccounts. Please read the prospectuses for more information about the portfolios underlying the subaccounts.

VALUATION OF ASSETS
We will determine the value of the assets of each subaccount at the close of trading on the New York Stock Exchange on each business day.

SUBSTITUTION OF PORTFOLIOS
An underlying portfolio may, in our judgment, become unsuitable for investment. If that occurs, we have the right to substitute another portfolio of the same series fund or to invest in another series fund. We would first notify the Securities and Exchange Commission. Where required, we would also seek approval from the insurance department of the state where this Certificate is delivered. You will be notified of any material change in the investment policy of any subaccount underlying portfolio in which you have an allocated interest.

CONTRACT VALUE

VALUES

CONTRACT VALUE
On the Certificate's date of issue, the Contract value equals the initial premium paid. On any business day thereafter, the Contract value equals the total of any Contract value allocated to any subaccounts; plus any values allocated to any fixed interest options. The Contract value is expected to change from day to day. It will reflect the expenses and investment experience of any subaccounts and any interest earned in any fixed interest options as well as deductions for policy fees and charges.

WITHDRAWAL VALUE
The withdrawal value is the Contract value less any applicable withdrawal charges and fees.

BASIS OF  VALUES
All benefits, values, and reserves are at least equal to or exceed those required by the state in which the Certificate is delivered

SUBACCOUNT VALUE
Premiums or transfers allocated to the subacccounts are accounted for in accumulation units. Each transaction to or from the subaccount will increase or decrease the number of subaccount accumulation units. The number of subaccount accumulation units will increase when premiums or transfers are credited to that subaccount. The number of subaccount accumulation units will decrease when a partial withdrawal is taken from that subaccount, a transfer (and any transfer charge) is made from that subaccount, or when we deduct the annual fee. The increase or decrease will equal the dollar value of the transaction divided by the accumulation unit value as of the business day of that transaction.

The minimum amount, which can remain in any option as a result of a transfer, is shown on the Information page. Any amount below this minimum will be included in the amount transferred. If the value of any subaccount falls below the minimum amount shown on the Information page, we may transfer the remaining balance, without charge, to any applicable money market subaccount.

For each subaccount, the value of an accumulation unit is set when the subaccount is established. Each subaccount's accumulation unit value reflects the investment performance of that subaccount. The subaccount accumulation unit value may increase or decrease from one business day to the next. Each subaccount's value is calculated at the end of each business day and is equal to the current value of an accumulation unit (unit value), multiplied by the total of the following:

1. the number of accumulation units held in any subaccounts as of the prior business day; plus
2. any units purchased by premiums allocated to the subaccount; plus
3. any units purchased by any transfers into the subaccount; minus
4. any units redeemed by any partial withdrawals including any withdrawal charges thereon; minus
5. any units redeemed by transfers from any subaccounts including any transfer fee thereon; minus
6. on the anniversary, the units redeemed for its share of the Certificate fee.

UNIT VALUE CALCULATION
The subaccount accumulation unit value is determined once daily at the close of business of the New York Stock Exchange on days when it is open for business. The accumulation unit value for each subaccount is determined by:
1. the per share net asset value of the subaccount, times the number of shares held before the purchase or redemption of any shares on the valuation date; minus
2. the daily M&E charge; minus
3. any package or rider fees; minus
4. any other asset fees; minus
5. any taxes payable by the separate account; divided by
6. the total number of accumulation units held in the subaccount on the valuation date, before the purchase or redemption of any units.

FEES, CHARGES, DEDUCTIONS

CERTIFICATE FEE
We may deduct a Certificate fee in the amount and frequency shown on the Information page. This fee is deducted from any subaccounts in the same proportion as the balances are held in any subaccounts. We may change this fee in the future as long as it is not more than the maximum fee shown on the Information page. The fee is deducted on the first business day of the Certificate year.

FEES CHARGED BY PORTFOLIOS
Each subaccount charges fees and expenses separate and apart from this Certificate. These fees are not deducted from the Contract Value. Instead, they are reflected in the daily value of the portfolio shares which, in turn, will affect the accumulation unit value of the subaccounts. See this Certificate's prospectus and any series fund portfolio prospectuses for more information about these fees and expenses.

MORTALITY AND EXPENSE CHARGE (M&E)
We deduct a risk charge against your subaccount value. The percentage rate and frequency that will be deducted are shown on the Information page. We deduct this M&E charge from your subaccount value only on a pro-rata basis and not from Contract Value allocated to any fixed interest options. We may declare any M&E charge in the future providing it is lower than the maximum M&E charge shown on the Information page. This fee is reflected in the accumulation unit value of each subaccount.

OPTIONAL FEATURE FEES AND CHARGES
We deduct a charge for each optional feature that you select from your subaccount value. The percentage rate and frequency that will be deducted are shown on the Information page. We deduct this charge from your subaccount value only on a pro-rata basis and not from any fixed interest options. We may declare any option feature charge in the future providing it is lower than the maximum charge shown on the Information page. This fee is reflected in the accumulation unit value of each subaccount.

WITHDRAWAL CHARGE
If you partially or fully withdrawal the Certificate, a withdrawal charge may be deducted. A charge may also be imposed on withdrawals and at annuitization. Refer to the withdrawals section for all of the information.

TRANSFER FEE
The first 20 transfers each Certificate year are free of charge. Any transfer fee is shown on the Information page and is deducted from the option from which the transfer is made.

WAIVER OF CHARGES, FEES, DEDUCTIONS
When the Certificate is sold in a manner that results in a savings of sales or administrative costs, we reserve the right to waive all or part of any fees, expenses, or charges.

TRANSFERS

TRANSFERS
Prior to the annuity date, you may transfer amounts among any fixed interest options or any subaccounts subject to any transfer limitations or requirements. The transfer will take effect at the end of the business day during which the transfer request is received.

We may limit or prohibit transfers that we, or the managers of the underlying portfolio, judge to be excessive or to be detrimental to portfolio management for the benefit of our Owners. Transfers will be made on a FIFO basis. Refer to the transfer fee provision or Information page for any information.

WITHDRAWALS


PARTIAL WITHDRAWAL
Before the annuity date, you may withdraw a part of the Contract Value. Any withdrawal charges will be deducted from the Contract value.

A partial withdrawal, including any charges thereon, may not reduce the Contract Value to less than $2,000. Such withdrawals may be made:
o On a scheduled monthly, quarterly, semi-annual, or annual systematic basis (according to our rules), in an amount of at least $100.00 per withdrawal. Systematic withdrawals of interest only will only be allowed on monthly anniversaries. Systematic withdrawals of determined fixed amounts may begin between monthly anniversaries. Only one systemactic withdrawal is permitted at a time.
o   On an unscheduled basis in an amount of at least $100.00 per withdrawal.

If any partial withdrawal request results in a Contract Value of less than $2,000, we will treat it as a full withdrawal.

FULL WITHDRAWAL
Before the annuity date, this Certificate may be surrendered in full for its withdrawal value. The amount paid will equal the withdrawal value as of the date we receive your Written Request.

WITHDRAWAL CHARGE
A withdrawal charge may be imposed on withdrawals and at annuitization.

The withdrawal charge is calculated by multiplying the portion of the Contract Value withdrawn attributable to any given premium, less any free withdrawal amounts, with the difference subject to a maximum equal to unliquidated premiums (unliquidated premiums are the remaining premiums paid that weren't previously withdrawn and subject to withdrawal charges), by the applicable withdrawal charge percentage shown on the Information page.

Any free withdrawals are not considered a liquidation of premiums for purposes of withdrawal charges.

The Contract value withdrawn consists of the amount paid upon a withdrawal request or applied to an annuity option, and any withdrawal charges thereon.

WITHDRAWAL REQUIREMENTS
We will require:
o   Your Written Request.
o Your designation of the any subaccounts or fixed interest option(s) from which any withdrawal is to be made; if no designation is provided, the withdrawal will be made on a pro-rata basis from any subaccounts and any fixed interest option(s).
o   An amount of not less than the minimum withdrawal amount of $100.00.
o   Return of the Certificate to us for a full withdrawal.


Contract Value is withdrawn on a FIFO basis. Contract Value from which the withdrawal is made is determined on the date we receive the Written Request. Once made, a withdrawal is irrevocable. Any amount withdrawn will be paid to you in a lump sum unless you elect to be paid under an annuity option.

DEFERRAL OF PAYMENT
Generally, upon your partial or full withdrawal of the Contract, we will pay any amounts payable from the separate account within 7 business days after your Written Request. Any payments or transfers to or from any subaccounts or into any fixed interest options may be delayed after our receipt of the request under certain circumstances. These circumstances include:
(1) a closing of the New York Stock Exchange other than on a regular holiday or weekend; or
(2) a trading restriction by the SEC; or
(3) the SEC by order permits the postponement for the protection of Owners; or
(4) an emergency declared by the SEC, as a result of which disposal of securities is not reasonably practicable, or it is not reasonably practicable to determine the value of the assets of the separate account.

Subject to obtaining prior written approval from the insurance commissioner, if required by law of the state where the Certificate is delivered, we may defer payment or transfers from our general account for a period of not more than 6 months after we receive the request.

DEATH BENEFIT


DEATH BENEFIT PAYABLE
        The death benefit payable equals the greater of the Contract
Value, or the premiums paid less a proportionate adjustment for any withdrawals. The proportionate adjustment is equal to (a) the amount of the withdrawal, divided by (b) the Contract Value immediately prior to the withdrawal.

        Any death benefit payable is calculated as of the date proof of death satisfactory to us is received at our home office or any administrative office we maintain. On this same date, all Contract Value will be transferred to a money market subaccount of our choice. Unless the spouse of the first Owner to die continues or succeeds to ownership of this Certificate, all funds will remain in this money market subaccount until all death benefit proceeds have been distributed. If the spouse of the first Owner to die continues or succeeds to ownership of this Certificate, all funds will remain in the money market account until we receive written notice requesting reallocation of any portion on the Contract Value from the money market to the available subaccounts or any fixed interest options. In the case of multiple beneficiaries, the portion of any death benefit payable to each beneficiary will be calculated using the latter of the date your certified death certificate is received or the date each beneficiary's proof of claim is received at our home office or any administrative office that we maintain.

DEATH OF OWNER
OWNERSHIP SUCCESSION. At your death, ownership of this Certificate will pass to the person(s) living on the date of your death in the order which follows:
o       Surviving joint Owner, if any.
o       Beneficiary.
o       Contingent beneficiary.
o       Estate of the last Owner to die.

If more than one natural person succeeds to the ownership rights of this Certificate, then such persons will own this Certificate as joint Owners. Any instructions or designations of the prior Owner(s) will continue unless changed in accordance with this certificate by the succeeding Owner(s).

DEATH BEFORE ANNUITY DATE. If you die before the annuity date, the successor Owner(s) must fully withdraw and receive a distribution of the entire proceeds of this Certificate within 5 years of your death except that:
o If a natural person continues or succeeds to ownership of this Certificate, such person may begin receiving annuity payments with respect to that person's proportionate interest within 1 year from the date of your death (or within any longer period of time permitted under the Code), provided annuity payments are distributed over such person's life or over a period not extending beyond the life expectancy of such person; and
o If the spouse (as defined under the Code) of the first Owner to die continues or succeeds to Ownership of this Certificate, he or she is not required to withdraw/withdrawal his or her proportionate interest in the Certificate or receive any payments until the annuity date or, if earlier, until such spouse's death, in which case the DEATH OF OWNER provision will apply

DEATH ON OR AFTER ANNUITY DATE. No distribution, other than the annuity payments as scheduled, will be made if you die on or after the annuity date unless you were also the last surviving annuitant, in which case this section's DEATH OF ANNUITANT provision will apply.

DEATH OF ANNUITANT
DEATH BEFORE ANNUITY DATE. Except as provided in this section's SPECIAL ANNUITANT RULES FOR NONNATURAL OWNERS provision, no distribution is required nor will any death benefit be paid if an annuitant dies before the annuity date unless the deceased annuitant is also an Owner, in which case this section's DEATH OF OWNER--DEATH BEFORE ANNUITY DATE provision will apply. If the last remaining annuitant dies before the annuity date, then the current Owner or Owner's designee will become the annuitant.

DEATH ON OR AFTER ANNUITY DATE. At the death of the annuitant(s) on or after the annuity date, the death benefit, if any, will be as described for the annuity option in effect. No death benefit will become payable until you notify us of the death of the annuitant(s), provide us with the required proof of death and other information, and, if required, return this certificate to us. A death benefit will not be paid under annuity options 3, 4, or 6, or after the guaranteed benefits have been paid.

Any death benefit due will be paid to the person(s) living on the date of such death in the order which follows:
o       Owner(s) or surviving joint Owner, if any.
o       Beneficiary.
o       Contingent beneficiary.
o       Estate of the last Owner to die.

The recipient of any death benefit may name one or more persons to receive any remaining death benefit after such recipient's death. If no such beneficiary is named, any unpaid portion of the death benefit will be paid to the deceased recipient's estate. The death benefit may be paid in the form of a lump sum or the remaining guaranteed annuity payments, as scheduled instead of in a lump sum. Except for a death benefit under annuity option 7, any lump sum payment will be equal to the commuted value. The commuted value is determined by discounting the remaining guaranteed annuity payments at an annually compounded interest rate(s) which is (are) 1% more than the rate(s) used by us to determine those payments. The 1% increase in the discount rate(s) results in a decrease in the value received. The commuted value will always be less than the sum of the remaining guaranteed annuity payments. The commuted value will be calculated as of the date such payment will be made.

Any election to receive a form of payment other than that provided under the annuity option in effect must be made within 60 days of the date the death benefit first becomes payable.

SPECIAL RULES FOR NONNATURAL OWNERS
If a nonnatural person is named as Owner, then this Certificate must be fully withdrawn and the entire amount distributed within 5 years of:
o The death of the annuitant or a joint annuitant if before the annuity date; or
o A change in the annuitant or joint annuitant.

ANNUITY BENEFITS

Instead of taking a lump sum, you may begin receiving fixed annuity payments as described in this section at any time.

ANNUITY PAYMENTS The annuity payments will:
o   Start at the end of the first payment period following the annuity date.
o   Be paid to the Owner(s) or his or her (their) designee.
o Be paid on a monthly, quarterly, semi-annual, or annual basis, as chosen by you before the annuity date.
o Cease at the death of all annuitants, in which case the DEATH OF ANNUITANT--Death on or After Annuity Date provision in the DEATH BENEFIT section may apply.

ANNUITY PAYMENT AMOUNT
You may elect to convert your withdrawal value to an annuity option, subject to any requirements. The amount of your annuity payments will depend on the:
o  Withdrawal value;
o  Annuity option chosen;
o  Payment frequency chosen; and
o  Age and sex of the annuitant.

The annuity payments will not be less than those reflected in the TABLE OF GUARANTEED MONTHLY PAYMENTS.

MISSTATEMENT OF BIRTH DATE OR SEX
Before making any annuity payment, we may require proof of each annuitant's birth date and sex. If the birth date or sex of any annuitant is misstated, we will adjust the amount to be paid by us. It will be that which would have been paid if the correct birth date or sex had been stated.

For misstatements which result in underpayments, we will include the full amount of the underpayment in our next payment; and add interest of 6% per year to that payment.

For misstatements which result in overpayments, we will spread the full amount of the overpayment over the remaining guaranteed payment period, if any, or 10 years, whichever is less; deduct a level portion of that amount from each of those future payments; and charge interest of 6% per year against the balance of the amount overpaid.


ANNUITY DATE
This is the date that annuity payments begin. Unless otherwise changed as provided below, the annuity date is shown on the Information page. This Certificate will be issued with an annuity date, which is the later of:
o The anniversary nearest the annuitant's, or the oldest annuitant's if a second annuitant is named, 90th birthday; or
o   14 years from the date of issue.

In no event may any annuity date be later than the Certificate anniversary following the annuitant's (or the oldest annuitant's if a second annuitant is named) 100th birthday. If you requested a specific annuity date on the application, that date is shown. You may change the annuity date by Written Request before it actually begins, provided it does not extend beyond the anniversary following the oldest annuitant's 100th birthday, or earlier, as required by any applicable state law.

This annuity date is determined by the age of the annuitant(s) named in the application and may not be extended by a change in annuitant(s); except that this date may be based on a successor annuitant's birth date if such annuitant is the Owner and was married to the first Owner at such Owner's death. The Owner should consult a tax advisor regarding any tax impact of such a change.

ANNUITY OPTIONS
There are seven annuity options available under this Certificate. You may elect to receive payments under any annuity option described in the Certificate or under any other annuity option which we may then offer. Unless another annuity option and payment frequency are requested before the annuity date, monthly payments will be made under
o Annuity option 2 with a guaranteed period of 10 years, if there is only one annuitant.
o Annuity option 5 with 50% joint annuitant payments and a guaranteed period of 10 years, if there is a second annuitant.

We reserve the right to pay your withdrawal value in a lump sum if the amount to be applied to any annuity option is less than $2,000; if you have paid no additional premiums during the prior 36-month period; or if any annuity payment would be less than $100.

DESCRIPTIONS OF ANNUITY OPTIONS
Descriptions of the annuity options follow. The tables of guaranteed payments follow. Any fixed or guaranteed periods under annuity options 1, 2, and 5 may not be less than 5 years or more than 25. Any reduced rates under annuity options 4, 5, and 6 following the death of an annuitant must be based on whole percentages and in no case may be less than 25% of the joint life income amount.

ANNUITY OPTION 1 - INCOME FOR A FIXED PERIOD The payments are made during the annuitant's lifetime, and are guaranteed for the number of years and months chosen. If the annuitant dies before the end of the fixed period, a death benefit, consisting of a lump sum amount equal to the commuted value, will be paid. The recipient of the death benefit may elect to receive the remaining guaranteed annuity payments, as scheduled, instead of the commuted value.

ANNUITY OPTION 2 - LIFE INCOME WITH A GUARANTEED PERIOD Payments are guaranteed for the number of years chosen. If the annuitant is alive at the end of the guaranteed period, payments will continue for as long as the annuitant is alive. If the annuitant dies before the end of the guaranteed period, a death benefit, consisting of the remaining guaranteed annuity payments, as scheduled, will be paid.

ANNUITY OPTION 3 - LIFE INCOME WITH NO LUMP SUM REFUND AT DEATH Payments will be made to the payee for as long as the annuitant is alive. The payments stop after the annuitant's death.

ANNUITY OPTION 4  - JOINT AND CONTINGENT LIFE INCOME
Payments will be made for as long as either the annuitant or contingent annuitant is alive. The payments will: o Be paid in the joint life income amount while both the annuitant and contingent annuitant are alive.
o Continue to be paid in that amount during the annuitant's lifetime at the contingent annuitant's death.
o Continue to be paid after the death of the annuitant at the reduced rate requested and for as long as the contingent annuitant survives.
o   Cease at the death of both the annuitant and contingent annuitant.


ANNUITY OPTION 5  - JOINT AND SURVIVOR INCOME WITH GUARANTEED PERIOD
Payments are guaranteed for the number of years chosen. If either the annuitant or joint annuitant is alive at the end of the guaranteed period, payments will continue for as long as either is alive. The payments will:
o Be paid in the joint life income amount while both the annuitant and joint annuitant are alive.
o Continue to be paid after the death of either annuitant at the rate requested and for so long as the remaining annuitant survives.

If the annuitant and joint annuitant die before the end of the guaranteed period, a death benefit, consisting of the remaining guaranteed annuity payments, as scheduled, at the rate which applies after the death of either annuitant, will be paid.

ANNUITY OPTION 6 - JOINT AND SURVIVOR LIFE INCOME
Payments will be made for as long as either the annuitant or joint annuitant is alive. The payments will:
o Be paid in the joint life income amount while both the annuitant and joint annuitant are alive. o Continue to be paid after the death of either annuitant at the rate requested and for so long as the remaining annuitant survives.
o  Cease at the death of both the annuitant and joint annuitant.

ANNUITY OPTION 7 - LIFE INCOME WITH LUMP SUM REFUND AT DEATH
Payments will be made for as long as the annuitant is alive. If the annuitant dies before the total amount of the payments made equals the value applied to this annuity option, a death benefit, consisting of a lump sum equal to such value, less any annuity payments previously made, will be paid.

TABLES OF GUARANTEED MONTHLY PAYMENTS*

Amount for Each $1,000 Applied

ANNUITY OPTION 1.  INCOME FOR A FIXED PERIOD

------------- -------------- ---------------- ------------------- -------------------- -------------------
    PERIOD                       PERIOD                                 PERIOD
    (YEARS)      PAYMENT         (YEARS)           PAYMENT              (YEARS)             PAYMENT
------------- -------------- ---------------- ------------------- -------------------- -------------------
       5         $17.73             8               $11.49                15                 $6.65
       6          14.96             9               10.34                 20                  5.29
       7          12.98            10                9.41                 25                  4.47
------------- -------------- ---------------- ------------------- -------------------- -------------------

ANNUITY OPTION 2.  LIFE INCOME WITH A GUARANTEED PERIOD
-------------- -------------------------------------------------------------------------------------------
      AGE                              NUMBER OF PAYMENTS FOR A GUARANTEE PERIOD
-------------- -------------------------------------------------------------------------------------------
                             120                            180                           240
-------------- ------------------------------ ------------------------------ -----------------------------
                   MALE           FEMALE          MALE           FEMALE          MALE          FEMALE
-------------- -------------- --------------- -------------- --------------- -------------- --------------

       50          $3.27          $3.11           $3.26          $3.10           $3.24          $3.09
       55          3.51            3.31           3.49            3.30           3.45           3.28
       56          3.57            3.36           3.54            3.35           3.50           3.33
       57          3.62            3.41           3.60            3.39           3.55           3.37
       58          3.68            3.46           3.65            3.44           3.60           3.42
       59          3.75            3.51           3.71            3.50           3.66           3.47
       60          3.81            3.57           3.77            3.55           3.71           3.52
       61          3.88            3.63           3.84            3.61           3.77           3.57
       62          3.95            3.69           3.90            3.67           3.83           3.63
       63          4.03            3.76           3.97            3.73           3.89           3.68
       64          4.11            3.83           4.05            3.80           3.95           3.74
       65          4.19            3.90           4.12            3.86           4.01           3.80
       66          4.28            3.98           4.20            3.94           4.08           3.87
       67          4.37            4.06           4.28            4.01           4.14           3.93
       68          4.47            4.14           4.37            4.09           4.21           4.00
       69          4.57            4.23           4.45            4.17           4.28           4.07
       70          4.68            4.33           4.55            4.26           4.34           4.14
       75          5.31            4.89           5.04            4.74           4.68           4.51
-------------- -------------- --------------- -------------- --------------- -------------- --------------

ANNUITY OPTION 3.  LIFE INCOME

---------------- ----------------------------------- ----------------- -----------------------------------
       AGE                    PAYMENT                      AGE                      PAYMENT
---------------- ----------------- ----------------- ----------------- ----------------- -----------------
                        Male             Female                               Male             Female
---------------- ----------------- ----------------- ----------------- ----------------- -----------------

        50           $3.28             $3.11               63              $4.07             $3.78
        55            3.53              3.32               64               4.15              3.85
        56            3.59              3.37               65               4.24              3.93
        57            3.64              3.42               66               4.34              4.01
        58            3.71              3.47               67               4.44              4.09
        59            3.77              3.53               68               4.55              4.18
        60            3.84              3.58               69               4.66              4.28
        61            3.91              3.65               70               4.78              4.38
        62            3.99              3.71               75               5.52              5.00
--------------- ----------------- ----------------- ----------------- ----------------- -----------------


                                     Page 15


TABLES OF GUARANTEED MONTHLY PAYMENTS (CONT'D)*

ANNUITY OPTION 4.  JOINT LIFE INCOME WITH 50% CONTINGENT ANNUITANT PAYMENTS

------------- ------------------------------------------------------------------------------------
   MALE 1ST                                  FEMALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.08         $3.13         $3.17         $3.20          $3.22         $3.24
      55          3.22          3.28          3.34          3.39           3.43          3.46
      60          3.37          3.46          3.54          3.61           3.68          3.73
      65          3.54          3.65          3.75          3.86           3.96          4.05
      70          3.73          3.86          4.00          4.14           4.29          4.42
      75          3.95          4.10          4.27          4.46           4.66          4.87
------------- ------------- ------------- ------------- -------------- ------------- -------------

------------- ------------------------------------------------------------------------------------
  FEMALE 1ST                                  MALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.01         $3.04         $3.06         $3.07          $3.09         $3.09
      55          3.15          3.19          3.23          3.26           3.28          3.29
      60          3.30          3.37          3.42          3.47           3.51          3.54
      65          3.48          3.57          3.65          3.73           3.79          3.84
      70          3.68          3.79          3.91          4.02           4.12          4.20
      75          3.91          4.05          4.20          4.36           4.51          4.65
------------- ------------- ------------- ------------- -------------- ------------- -------------

ANNUITY OPTION 5.  JOINT AND 50% SURVIVOR LIFE INCOME WITH A 10 YEAR GUARANTEED PERIOD

------------- ------------------------------------------------------------------------------------
   MALE 1ST                                  FEMALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.29         $3.41         $3.56          $3.73         $3.92
      55          3.30          3.41          3.54          3.70           3.88          4.09
      60          3.42          3.54          3.69          3.86           4.05          4.28
      65          3.57          3.70          3.86          4.04           4.26          4.51
      70          3.73          3.88          4.05          4.26           4.50          4.78
      75          3.92          4.08          4.27          4.50           4.77          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------

------------- ------------------------------------------------------------------------------------
  FEMALE 1ST                                  MALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.30         $3.42          $3.57         $3.73         $3.92
      55          3.29          3.41          3.54          3.70           3.88          4.08
      60          3.41          3.54          3.69          3.86           4.05          4.27
      65          3.56          3.70          3.86          4.04           4.26          4.50
      70          3.73          3.88          4.05          4.26           4.50          4.77
      75          3.92          4.09          4.28          4.51           4.78          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------

                                     Page 16


TABLES OF GUARANTEED MONTHLY PAYMENTS (CONT'D)*

ANNUITY OPTION 6.  JOINT AND 50% SURVIVOR LIFE INCOME PAYMENTS

------------- ------------------------------------------------------------------------------------
   MALE 1ST                                  FEMALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.29         $3.41          $3.56         $3.73         $3.92
      55          3.30          3.41          3.54          3.70           3.88          4.09
      60          3.42          3.54          3.69          3.86           4.05          4.28
      65          3.57          3.70          3.86          4.04           4.26          4.51
      70          3.73          3.88          4.05          4.26           4.50          4.78
      75          3.92          4.08          4.27          4.50           4.77          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------


------------- ------------------------------------------------------------------------------------
  FEMALE 1ST                                  MALE 2ND ANNUITANT
   ANNUITANT
------------- ------------- ------------- ------------- -------------- ------------- -------------
      AGE          50            55            60            65             70            75
------------- ------------- ------------- ------------- -------------- ------------- -------------

      50         $3.19         $3.30         $3.42          $3.57         $3.73         $3.92
      55          3.29          3.41          3.54          3.70           3.88          4.08
      60          3.41          3.54          3.69          3.86           4.05          4.27
      65          3.56          3.70          3.86          4.04           4.26          4.50
      70          3.73          3.88          4.05          4.26           4.50          4.77
      75          3.92          4.09          4.28          4.51           4.78          5.09
------------- ------------- ------------- ------------- -------------- ------------- -------------

ANNUITY OPTION 7.  LIFE INCOME WITH LUMP SUM REFUND AT DEATH
----------- ---------------------------------------- ------------ --------------------------------
     AGE                    PAYMENT                      AGE                  PAYMENT
----------- ---------------------- ----------------- ------------ ------------------ -------------
                    Male                Female                          Male            Female
----------- ---------------------- ----------------- ------------ ------------------ -------------

     50             $3.19               $3.06            63             $3.81           $3.62
     55             3.39                 3.24            64             3.88             3.68
     56             3.44                 3.28            65             3.94             3.74
     57             3.48                 3.32            66             4.01             3.81
     58             3.53                 3.37            67             4.09             3.87
     59             3.58                 3.42            68             4.16             3.94
     60             3.64                 3.46            69             4.24             4.02
     61             3.69                 3.52            70             4.32             4.09
     62             3.75                 3.57            75             4.79             4.54
----------- ---------------------- ----------------- ------------ ------------------ -------------


*For ages, periods, and rates not shown, we will furnish the amount of payment on request. The guaranteed monthly payments are based on a 2.5% effective annual interest rate and the US Annuity 2000 Sex-Distinct Tables with a 10-year age setback.

                GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                   Investment Experience Reflected in Benefits
          Variable, and Fixed Interest Accumulation Before Annuity Date
            (According to Your Allocation and if Attached by Rider)
                Annuity Payments Payable in Fixed Dollar Amounts
               Death Benefit Proceeds Payable Before Annuity Date
                                Nonparticipating



                                     Page 17